UNITED STATES
SECURITIES AND EXCHANGE
COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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APi Group Corporation
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Chubb

APi GROUP

Building Great Leaders®

2023

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

June 15, 2023 at 8:30am CT

Dear Fellow Shareholders

On behalf of the Board of Directors, we are pleased to invite you to attend APi Group’s Annual Meeting of Shareholders on June 15, 2023. You will find information about the meeting, including how to participate and the items to be voted on, in the Notice of Annual Meeting of Shareholders and the Proxy Statement that accompany this letter.

Thank you for your investment and continued support of APi. I look forward to working with my fellow Directors and the leadership team in the coming year to continue advancing the business.

Sincerely,

Russell A. Becker

Chief Executive Officer

Notice of 2023 Annual Meeting of Shareholders

It is my pleasure to invite you to attend APi Group Corporation’s 2023 Annual Meeting of Shareholders (“2023 Annual Meeting”). The 2023 Annual Meeting will be held on June 15, 2023, at 8:30 a.m. (Central Time) in virtual-only format conducted via live webcast at www.virtualshareholdermeeting.com/APG2023. You will be able to participate, submit questions and vote your shares electronically. The information for how to attend virtually and vote at the 2023 Annual Meeting is described below. At the 2023 Annual Meeting, you will be asked to:

1.	Elect ten directors for a one-year term expiring at the 2024 Annual Meeting of Shareholders;

2.	Ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023;

3.	Approve, on an advisory basis, the compensation of our named executive officers; and

4.	Transact such other business as may properly come before the 2023 Annual Meeting and any adjournment or postponement of the 2023 Annual Meeting.

Only shareholders of record as of the close of business on April 18, 2023, may vote at the 2023 Annual Meeting.

It is important that your shares be represented at the 2023 Annual Meeting, regardless of the number of shares you may hold. Whether or not you plan to attend, please vote using the Internet, by telephone or by mail, in each case by following the instructions in our proxy statement. This will not prevent you from voting your shares in person if you are present virtually at the 2023 Annual Meeting.

Louis B. Lambert

Senior Vice President, General Counsel and Secretary

We have elected to use the “Notice and Access” method of providing our proxy materials over the Internet. Accordingly, we mailed a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy statement and annual report on or about April 28, 2023.

How to Attend the Virtual Annual Meeting

via the Internet	Vote during the Meeting	Ask Questions

live webcast at www.virtualshareholdermeeting.com/APG2023

Other Ways to Vote Your Shares if unable to Attend the Virtual Meeting

by Internet	by Telephone	by Mail

Follow the instructions in our proxy statement

Our proxy statement and annual report are available online at

http://materials.proxyvote.com/00187Y.

APi Group Corporation, 1100 Old Highway 8 NW, New Brighton, MN 55112

Proxy Summary

Annual Meeting

Date and Time June 15, 2023 8:30 a.m. (Central Time)	Location Virtual-only at www.virtualshareholdermeeting.com/APG2023	Record Date April 18, 2023

Voting Matters and Board Recommendations

Matter	Board Recommendation	Page

Proposal 1—Election of Directors	FOR each Director Nominee	14

Proposal 2—Ratification of KPMG as Independent Auditor	FOR	45

Proposal 3—Advisory Vote on Executive Compensation	FOR	47

How to Vote

via the Internet	During the Meeting live webcast at www.virtualshareholdermeeting.com/APG2023	by Telephone Follow the instructions in our proxy statement	by Mail

Board of Directors

Name	Director Since	Independent	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee

Sir Martin E. Franklin, Board Co-Chair	2017	No

James E. Lillie, Board Co-Chair	2017	Yes

Ian G.H. Ashken	2019	Yes	✓*		✓

Russell A. Becker	2019	No

David S. Blitzer	2021	Yes

Paula D. Loop	2022	Yes	✓	✓

Anthony E. Malkin	2019	Yes			✓

Thomas V. Milroy	2017	Yes		✓*

Cyrus D. Walker	2019	Yes		✓	✓*

Carrie A. Wheeler	2019	Yes	✓

✓    Member        *    Chair

2023 PROXY STATEMENT	1

Proxy Summary

Who We Are

APi was founded in 1926 and has since grown to be the world’s premier life safety, security, monitoring, and specialty services business with over $6.6 billion in revenue, operating in over 20 countries, with approximately 27,400 team members. Our core purpose of Building Great Leaders defines who we are. This focus and other foundational priorities provide the platform from which we can continue to enhance shareholder value. We operate two business segments: Safety Services and Specialty Services. In our Safety Services segment, our mission is to protect our customers’ people, property and high-value assets. We design, install, service, and monitor fire detection and suppression systems and security systems for a wide range of end customers in a broad range of industries. In our Specialty Services segment, we provide specialized industrial services, which include maintenance and repair of critical infrastructure such as underground electric, gas, water, sewer, and telecommunications infrastructure. We believe our growth is sustainable and resilient for the long-term because our business is increasingly driven by statutorily required recurring service revenue, because we operate in highly diversified end-markets, and because our teams deliver industry-leading performance for our customers.

Our “13-60-80” Shareholder Value Creation Model

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Proxy Summary

Corporate Governance Highlights

What We Do

We are committed to principles of effective corporate governance and to high ethical standards, as well as compliance with all applicable governance standards of the Securities and Exchange Commission (“SEC”) and the New York Stock Exchange (“NYSE”). Highlights of the framework we have established for governance are described below.

✓	Non-classified Board – annual election of all directors	✓	Board oversight of risk management
✓	Independent Lead Director and Committees	✓	Executive Sessions during each Board meeting without employee directors in attendance
✓	Separate Chief Executive Officer and Co-Chairs of the Board	✓	Annual Board and Committee self-evaluations
✓	Majority voting standard for uncontested director elections	✓	Age limit for directors (75)
✓	Code of Conduct applicable to all directors and executive officers	✓	Director and executive officer stock ownership requirements
✓	Clawback policy for performance-based compensation	✓	Open communication encouraged among directors and management

Board Composition

Our Board of Directors (“Board”) brings deep expertise and broad perspectives from a diversity of industry experiences, backgrounds, nationalities, ages (ranging from 51-67) and other attributes. Our Board believes that this diversity generates better ideas and perspectives, increases the Board’s overall effectiveness, and puts it in a better position to make complex decisions and execute APi Group’s long-term strategic objectives. Currently, our Board is 20% female and 10% BIPOC (black/indigenous/people of color). Our Board is 80% independent.

Sustainability Strategy

Our key strategic priorities for sustainability are: Leadership, Safety, Environment, and Inclusion. We believe these priorities will enable us to deliver on our core purpose: Building Great Leaders.

Our sustainability strategy will be discussed in more detail as part of our first corporate Sustainability Report.

2023 PROXY STATEMENT	3

Proxy Summary

Executive Compensation and Financial Highlights

Compensation Strategy

Our executive compensation philosophy aligns executive compensation decisions with shareholder interests, business strategy, and performance. The strategy and priorities of our compensation philosophy are the following:

Compensation Design

Our compensation plans are designed to drive long-term financial returns for our shareholders and reward our executives for executing on the Company’s strategy and key initiatives.

2022 Financial Highlights

2022 was a year of record financial results for APi Group. Revenues increased by 66.4% compared to 2021, driven by the acquisition of Chubb Fire and Security and strong organic revenue growth, including a double-digit increase in inspection, service and monitoring revenue.

REVENUE $6.6B 66.4%	NET INCOME $73M	ADJUSTED EBITDA* $673M 65.4%

*	Refer to Appendix for reconciliation of non-GAAP measures to most directly comparable GAAP measures.

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CORPORATE GOVERNANCE

Corporate Governance Guidelines

Our Board is responsible for overseeing the management of our Company. Our Board has adopted Corporate Governance Guidelines (the “Governance Guidelines”), which set forth our governance principles and policies relating to, among other things:

•	director independence;

•	director qualifications and responsibilities;

•	mandatory retirement age for independent directors at 75;

•	Board structure and meetings;

•	management succession; and

•	the performance evaluation of our Board.

Our Governance Guidelines are available in the Investor Relations section of our website at www.apigroup.com. The Board reviews its Governance Guidelines from time to time to evaluate evolving corporate governance practices and to ensure the guidelines continue to best serve the Company.

Board Leadership Structure

The Board has not adopted a formal policy regarding the need to separate or combine the offices of Chief Executive Officer (“CEO”) and Co-Chairs of the Board. Instead, the Board remains free to make this determination from time to time in a manner that seems most appropriate for the Company. Currently, we separate the positions of our CEO and Co-Chairs of the Board. The CEO is responsible for the day-to-day leadership and performance of the Company, while the Co-Chairs of the Board provide strategic guidance to the CEO and set the agenda for and preside over the Board meetings. We believe that the current separation provides a more effective monitoring and objective evaluation of the CEO’s performance. The separation also allows the Co-Chairs of the Board to strengthen the Board’s oversight of our performance and governance standards.

Director Independence

The Board has affirmatively determined that each of Messrs. Lillie, Ashken, Blitzer, Milroy, Malkin and Walker and Mses. Loop and Wheeler are “independent” as that term is defined under the applicable rules and regulations of the SEC and the NYSE listing standards, as well as our Governance Guidelines. Thomas V. Milroy serves as lead independent director. Because Sir Martin controls the entity which receives advisory fees from us, he is not independent under NYSE listing standards. As CEO of the Company, Mr. Becker is also not independent.

Board Role in Risk Management

While our management is responsible for day-to-day risk management identification and mitigation, the Board is actively involved in the oversight and management of risks that could affect the Company. We engage in an Enterprise Risk Management (“ERM”) process that evaluates risks over the short-term, mid-term, and long-term. The ERM process consists of periodic risk assessments performed by various functional management groups during the year. Executive management presents these assessments to the Audit Committee to ensure that the process is sound and complete, oversight is appropriate, and the risks and risk assessments are properly reviewed. The other Committees of the Board consider the risks within their areas of responsibility. While risk oversight and management is conducted primarily through Committees of the Board, the full Board has retained responsibility for general oversight of risks. The Board satisfies its oversight responsibility through full reports by each Committee chair regarding the Committee’s considerations and actions (including from the Audit Committee Chair related specifically to the ERM process), as well as through regular reports directly from management responsible for oversight of particular risks within the Company.

2023 PROXY STATEMENT	5

Corporate Governance

Code of Business Conduct and Ethics

We have adopted a written Code of Business Conduct and Ethics (“Code of Conduct”) that establishes the standards of ethical conduct applicable to all our directors, officers, and employees. In addition, we have adopted a written Code of Ethics for Senior Financial Officers (“Code of Ethics”) applicable to our CEO and senior financial officers. Copies of our Code of Conduct and Code of Ethics are publicly available in the Investor Relations section of our website at www.apigroup.com. Any waiver of our Code of Ethics with respect to our CEO, chief financial officer, controller or persons performing similar functions, or waiver of our Code of Conduct with respect to our directors or executive officers, may only be authorized by our Board and will be disclosed on our website as promptly as practicable, as may be required under applicable SEC and NYSE rules.

Meetings

During 2022, the Board held a total of five meetings. Each incumbent director attended at least seventy-five percent (75%) of the aggregate of (i) the total number of meetings of the Board during the period for which he or she was a director and (ii) the total number of meetings of all Board committees (the “Committees”) on which he or she served during the period for which he or she was a director. It is the policy of the Board to encourage its members to attend our annual meeting of shareholders. Half of our Board members attended the 2022 Annual Meeting of Shareholders.

During 2022, our Board generally held executive sessions, or meetings of non-employee directors without management present, as part of regularly scheduled Board, Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee meetings. Thomas V. Milroy presides over executive sessions of the Board. Messrs. Ashken, Milroy, and Walker generally preside over the executive sessions of the Audit, Compensation, and Nominating and Corporate Governance Committees, respectively.

Board Committees

Our Board has three standing Committees: an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. Copies of the committee charters setting forth the responsibilities of the Committees are available in the Investor Relations section of our website at www.apigroup.com, and such information is also available in print to any shareholder who requests it through our Investor Relations department. The Committees will periodically review their respective charters and recommend any needed revisions to the Board. The following is a summary of the composition of each Committee:

Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee

Ian G.H. Ashken*	Paula D. Loop	Ian G.H. Ashken

Paula D. Loop	Thomas V. Milroy*	Anthony E. Malkin

Carrie A. Wheeler	Cyrus D. Walker	Cyrus D. Walker*

* Committee Chair

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Corporate Governance

Audit Committee

Number of Meetings in 2022: Four

Responsibilities. Our Audit Committee operates pursuant to a formal charter that governs the responsibilities of the Audit Committee. Pursuant to the Audit Committee Charter, the Audit Committee is responsible for, among other things:

•	overseeing preparation of our financial statements, the financial reporting process and our compliance with legal and regulatory matters;

•	appointing and overseeing the work of our independent auditor;

•	preapproving all auditing services and permitted non-auditing services to be performed for us by our independent auditor and approving the fees associated with such work;

•	approving the scope of the annual audit;

•	reviewing interim and year-end financial statements;

•	overseeing our internal audit function, reviewing any significant reports to management arising from such internal audit function and reporting to the Board;

•	approving the audit committee report required to be included in our annual proxy statement; and

•	reviewing and pre-approving all related party transactions.

The Audit Committee has the power to investigate any matter brought to its attention within the scope of its duties and to retain counsel for this purpose where appropriate.

Independence and Financial Expertise. The Board has reviewed the background, experience and independence of the Audit Committee members and based on this review, has determined that each member of the Audit Committee:

•	meets the independence requirements of the NYSE governance listing standards;

•	meets the enhanced independence standards for audit committee members required by the SEC; and

•	is financially literate, knowledgeable and qualified to review financial statements.

In addition, the Board has determined that each of Mr. Ashken, Ms. Loop and Ms. Wheeler qualifies as an “audit committee financial expert” under SEC rules.

Compensation Committee

Number of Meetings in 2022: Four

Responsibilities. Our Compensation Committee operates pursuant to a formal charter that governs the responsibilities of the Compensation Committee. Pursuant to the Compensation Committee Charter, the Compensation Committee is responsible for, among other things:

•	assisting the Board in developing and evaluating potential candidates for executive positions;

•	reviewing and approving corporate goals and objectives with respect to compensation for the CEO, evaluating the CEO’s performance and approving the CEO’s compensation based on such evaluation;

•	determining the compensation of other non-CEO Section 16 executive officers and all equity awards to such executive officers and other employees;

•	reviewing on a periodic basis compensation and benefits paid to directors and recommending such compensation to the Board for approval;

2023 PROXY STATEMENT	7

Corporate Governance

•

reviewing and approving our equity-based compensation plans and incentive compensation plans, including reviewing and approving the target performance benchmarks, if any, and range of aggregate value of our annual incentive program for senior management; and

•	approving the compensation committee report on executive compensation required to be included in our annual proxy statement.

Independence. The Board has reviewed the background, experience and independence of the Compensation Committee members and based on this review, has determined that each member of the Compensation Committee:

•	meets the independence requirements of the NYSE governance listing standards;

•	is a “non-employee director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and

•	meets the enhanced independence standards for compensation committee members established by the SEC.

Compensation Committee Interlocks and Insider Participation. None of the members of the Compensation Committee who presently serve or, in the past year, have served on the Compensation Committee has interlocking relationships as defined by the SEC or had any relationships requiring disclosure by the Company under the SEC’s rules requiring disclosure of certain relationships and related party transactions.

The Compensation Committee has the authority to delegate any of its responsibilities to subcommittees as it may deem appropriate in its sole discretion.

Use of Compensation Consultant

The Compensation Committee has the authority to retain compensation consultants, outside counsel and other advisors as it may deem appropriate in its sole discretion. The Compensation Committee has sole authority to approve related fees and retention terms.

During 2022, the Compensation Committee utilized the services of Willis Tower Watson (“WTW”), a global human resources and risk management consulting firm, which acted as its compensation consultant to assist in reviewing competitive market data and preparing proposals for 2023 executive compensation. The total fees paid to WTW for these services were approximately $147,762.

During 2022, our management also retained separate business units of WTW (Work, Rewards & Career; Corporate Risk & Broking; and Retirement) to provide insurance brokerage and human-capital management services to the Company. The total fees paid to WTW’s separate business units with respect to services provided during 2022 (excluding services provided as compensation consultant as discussed above) were approximately $3.0M. The Compensation Committee was not involved in management’s decision to retain these separate business units of WTW to provide such services.

The Compensation Committee determined that the work of the separate business units of WTW on matters other than executive compensation did not raise any conflict of interest with WTW’s services as compensation consultant. It took into account, among other factors, WTW’s policies and procedures relating to the prevention and mitigation of conflicts of interest, and the use of separate teams for compensation consulting services and other services provided by WTW and its business units, and it determined that WTW is independent.

8	2023 PROXY STATEMENT

Corporate Governance

Nominating and Corporate Governance Committee

Number of Meetings in 2022: Two

Responsibilities. Our Nominating and Corporate Governance Committee operates pursuant to a formal charter that governs the responsibilities of the Nominating and Corporate Governance Committee. Pursuant to the Nominating and Corporate Governance Committee Charter, the Nominating and Corporate Governance Committee is responsible for, among other things:

•	assisting our Board in identifying prospective director nominees and recommending nominees for each annual meeting of shareholders to our Board;

•	leading the search for individuals qualified to become members of the Board and selecting director nominees to be presented for shareholder approval at our annual meetings;

•	reviewing the Board’s committee structure and recommending to the Board for approval directors to serve as members of each committee;

•	developing and recommending to the Board for approval a set of corporate governance guidelines and generally advising the Board on corporate governance matters;

•	reviewing such corporate governance guidelines on a periodic basis and recommending changes as necessary; and

•	reviewing director nominations submitted by shareholders.

The Nominating and Corporate Governance Committee may, when it deems appropriate, delegate certain of its responsibilities to one or more Nominating and Corporate Governance Committee members or subcommittees.

Independence. The Board has reviewed the background, experience and independence of the Nominating and Corporate Governance Committee members and based on this review, has determined that each member of the Nominating and Corporate Governance Committee meets the independence requirements of the NYSE governance standards and SEC rules and regulations.

Consideration of Director Nominees. The Nominating and Corporate Governance Committee considers possible candidates for nominees for directors from many sources, including shareholders. The Nominating and Corporate Governance Committee evaluates the suitability of potential candidates nominated by shareholders in the same manner as other candidates recommended to the Nominating and Corporate Governance Committee. Shareholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board at an annual meeting of shareholders may do so by delivering a written recommendation to our Secretary at the following address: APi Group Corporation, 1100 Old Highway 8 NW, New Brighton, Minnesota 55112, Attn: Secretary, generally not less than 90 nor more than 120 calendar days prior to the first anniversary of the date on which the Company held the preceding year’s annual meeting of shareholders. Submissions must include, among other things, (i) all information relating to the individual subject to such nomination that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Exchange Act, (ii) such individual’s written consent to being named in a proxy statement as a nominee and to serving as director if elected and (iii) such other information as may be required by our Bylaws, including information with respect to the shareholder giving notice of such nomination.

In making nominations, the Nominating and Corporate Governance Committee is required to submit candidates who have the highest personal and professional integrity, who have demonstrated exceptional ability and judgment and who will be most effective, in conjunction with the other nominees to the Board, in collectively serving the long-term interests of the shareholders. In evaluating nominees, the Nominating and Corporate Governance Committee is required to take into consideration the following attributes, which are desirable for a member of the Board: leadership, independence, interpersonal skills, financial acumen, business experiences, industry knowledge and diversity of viewpoints. In addition, while we do not have a formal, written diversity

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Corporate Governance

policy, the Nominating and Corporate Governance Committee will attempt to select candidates who will assist in making the Board a diverse body. As discussed under the heading “Board Composition” above, we believe that a diverse group of directors brings a broader range of experiences to the Board and generates a greater volume of ideas and perspectives, and therefore, is in a better position to make complex decisions.

Anti-Hedging Policy

Our Insider Trading Policy, which is applicable to all employees (including executive officers) and directors of the Company, makes clear that no employee or director may engage in hedging transactions or any other forms of monetization transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our equity securities granted as compensation, or held directly or indirectly by the employee or director.

Communications with the Board

Under our Governance Guidelines, a process has been established by which shareholders and other interested parties may communicate with members of the Board. Any shareholder or other interested party may communicate in writing to any Chair of the Board, c/o General Counsel and Secretary, APi Group Corporation, 1100 Old Highway 8 NW, New Brighton, MN 55112.

The Board has approved a process for handling correspondence received by the Company and addressed to non-management members of the Board. Under that process, any Chair or an officer delegated by the Co-Chairs (“Delegated Officer”) reviews all such correspondence and maintains a log of all such correspondence and forwards to the directors copies of all correspondence that, in the opinion of any Chair or the Delegated Officer, deal with the functions of the Board or Committees thereof or that any Chair or Delegated Officer otherwise determines requires their attention. Any Chair or Delegated Officer may screen frivolous or unlawful communications and commercial advertisements. Directors may at any time review the log.

Certain Relationships and Related Transactions

Since January 1, 2022, we did not enter into any related party transactions other than as set forth below.

Advisory Services Agreement

On October 1, 2019, we entered into an Advisory Services Agreement with Mariposa Capital, LLC, an affiliate of Sir Martin. Under this agreement, Mariposa Capital, LLC agreed to provide certain services, including corporate development and advisory services, advisory services with respect to mergers and acquisitions, investor relations services, strategic planning advisory services, capital expenditure allocation advisory services, strategic treasury advisory services and such other services relating to the Company as may from time to time be mutually agreed. In connection with these services, Mariposa Capital, LLC is entitled to receive an annual fee equal to $4,000,000, payable in quarterly installments. The initial term of this agreement was through October 1, 2020 and has been and will in the future be automatically renewed for successive one-year terms unless either party notifies the other party in writing of its intention not to renew this agreement no later than 90 days prior to the expiration of the term. This agreement may only be terminated by the Company upon a vote of a majority of our directors. In the event that this agreement is terminated by the Company, the effective date of the termination will be six months following the expiration of the initial term or a renewal term, as the case may be.

Registration Rights

Mariposa

The Company has agreed to provide Sir Martin, Messrs. Lillie and Ashken, and the Mariposa Acquisition IV, LLC with certain registration rights that require the Company to provide them with such information and assistance following the acquisition of APi Group, Inc. (the “APi Acquisition”), subject to certain restrictions and customary exceptions, as they may reasonably request to enable it to effect a disposition of all or part of their common stock or warrants, including, without limitation, the preparation, qualification and approval of a prospectus in respect of such common stock or warrants.

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Corporate Governance

Viking Global Investors

Pursuant to the registration rights agreement dated March 24, 2020, with Viking Global Opportunities Liquid Portfolio Sub-Master LP (“Viking”), the beneficial owner of approximately 14.4% of our outstanding shares of common stock (or 15.5% of the total voting power) as of the Record Date, we (i) filed a registration statement on May 12, 2021 (that was declared effective by the SEC on May 21, 2021) to register the resale of common stock then held by Viking and (ii) agreed that, if we propose to register any of our common stock under the Securities Act of 1933, as amended (the “Securities Act”) in connection with the public offering of such securities solely for cash (other than in certain excluded registrations), we will register all of the shares that the Viking Opportunities Fund requests to be included in such registration (subject to customary cutbacks if the underwriters determine that less than all of the shares requested to be registered can be included in such offering).

The registration rights agreement contains customary indemnities. Our obligations under the registration rights agreement will terminate on the earlier of (a) such time as all of the shares that may be registered under the agreement have been sold and (b) such time as all of such shares may be sold, transferred or otherwise disposed of in a single transaction without limitation under Rule 144 under the Securities Act.

Series B Preferred Stock Purchasers

In connection with the issuance of the Series B Preferred Stock, on January 3, 2022, we entered into registration rights agreements with Juno Lower Holdings L.P. (“Juno”), FD Juno Holdings L.P. (“FD Juno” and, together with Juno, the “Blackstone Purchasers”), Viking Global Equities Master Ltd. (“VGEM”) and Viking Global Equities II LP (“VGE” and, together with VGEM, the “Viking Purchasers,” and together with the Blackstone Purchasers, the “Series B Purchasers”). On January 3, 2022, we filed a registration statement to satisfy our obligations under such registration rights agreements to register the resale of the shares of common stock issuable upon conversion of or as dividends on the Series B Preferred Stock.

In addition, pursuant to the registration rights agreements, if we propose to register any shares of common stock under the Securities Act in connection with the public offering of such securities solely for cash, we will register all of the shares that the Series B Purchasers request to be included in such registration (subject to customary cutbacks if the underwriters determine that less than all of the shares requested to be registered can be included in such offering). The holders also have the right to request one or more underwritten offerings, so long as the anticipated gross proceeds of such underwritten offering is not less than $25 million (unless such holders are proposing to sell all of their remaining registrable securities), and the holders have the right to request unlimited non-underwritten shelf take-downs. We will not be obligated to effect more than two underwritten offerings for a particular Series B Purchaser during any 12-month period.

The registration rights agreements contain customary indemnities. Our obligations under the registration rights agreements will terminate as to a particular Series B Purchaser when all shares that are registrable under the registration rights agreements are no longer held by such Series B Purchaser.

Commercial Relationships

During 2022, we, through certain of our subsidiaries, provided fire safety and dust mitigation services to Royal Oak Enterprises, LLC (“ROE”), a manufacturer and distributor of charcoal, fire logs and related products, in the ordinary course of business and on arm’s length terms. As consideration for our services, we received aggregate revenue of approximately $8 million from ROE during 2022. Our Co-Chair, Sir Martin E. Franklin, is the chairman and controlling shareholder of ROE.

Related Party Transaction Policy

The Board has determined that the Audit Committee is best suited to review and pre-approve transactions with related persons, in accordance with the policy set forth in the Audit Committee Charter. Such review will apply to any material transaction or series of related transactions or any material amendment to any such transaction involving a related person and the Company or any subsidiary of the Company. For purposes of the policy, “related persons” will consist of executive officers, directors, director nominees, any shareholder beneficially

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Corporate Governance

owning more than 5% of the issued and outstanding common stock, and immediate family members of any such persons. In reviewing related person transactions, the Audit Committee will take into account all factors that it deems appropriate, including whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction. No member of the Audit Committee will be permitted to participate in any review, consideration or approval of any related person transaction in which the director or any of his or her immediate family members is the related person.

Director Compensation

Our non-employee director compensation policy provides for the following compensation for our non-employee directors:

•	Annual Retainer. Each non-employee director is entitled to an annual cash fee of $75,000, payable quarterly.

•	Committee Fees. Members of any of our Committees are entitled to an additional annual cash fee of $5,000. Each of the chairs of our Committees is entitled to an additional $10,000 annual cash fee.

•

Annual Equity Award. Each non-employee director will be granted annually a number of restricted stock units equal to $100,000 at the date of issue. The restricted stock units will vest and settle into shares of common stock on the earlier of the one-year anniversary of the date of issuance and the date of the following year’s annual meeting of shareholders.

In addition, all of our directors are entitled to be reimbursed by the Company for reasonable expenses incurred by them in the course of their directors’ duties relating to the Company.

Sir Martin does not receive any additional compensation for services as a director in light of his affiliation with Mariposa Capital, LLC, which provides advisory services to the Company in exchange for a fee. In addition, Mr. Becker, who serves as our CEO, is not entitled to receive any additional compensation for his services as a director. Mr. Blitzer elected to waive all compensation for his service as a director for 2022.

The table below sets forth the non-employee director compensation for the year ended December 31, 2022.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	Total ($)

Sir Martin E. Franklin	$—	$—	$—

James E. Lillie	$75,000	$100,005	$175,005

Ian G.H. Ashken	$90,000	$100,005	$190,005

David S. Blitzer	$—	$—	$—

Paula D. Loop(3)	$58,750	$100,005	$158,755

Anthony E. Malkin	$80,000	$100,005	$180,005

Thomas V. Milroy	$90,000	$100,005	$190,005

Lord Paul Myners(4)	$21,250	$—	$—

Cyrus D. Walker	$85,000	$100,005	$185,005

Carrie A. Wheeler	$85,000	$100,005	$185,005

(1)

Represents the aggregate grant date fair values of restricted stock units granted during 2022, computed in accordance with FASB ASC Topic 718. For a discussion of valuation assumptions used in calculating the amounts for 2022, see Note 19 to our historical consolidated financial statements for the year ended December 31, 2022 included in our Annual Report on Form 10-K for the year ended December 31, 2022.

12	2023 PROXY STATEMENT

Corporate Governance

(2)

The following table sets forth the aggregate number of restricted shares of our common stock and unexercised stock options to purchase our common stock outstanding at December 31, 2022 for each of our non-employee directors:

Name	Aggregate Number of Restricted Stock Units Outstanding at December 31, 2022	Aggregate Number of Unexercised Stock Options Outstanding at December 31, 2022

Sir Martin E. Franklin	—	—

James E. Lillie	6,266	—

Ian G.H. Ashken	6,266	—

David S. Blitzer	—	—

Paula D. Loop	6,266	—

Anthony E. Malkin	6,266	—

Thomas V. Milroy	6,266	37,500

Cyrus D. Walker	6,266	—

Carrie A. Wheeler	6,266	—

(3)	Ms. Loop joined the Board on March 28, 2022. As such, the amounts reported for fees earned or paid in cash include the cash paid from March 28, 2022 through December 31, 2022.

(4)	Due to Lord Myner’s passing in 2022, the amounts reported for fees earned or paid in cash include the cash paid in January 2022 for first quarter fees.

Director Stock Ownership Guidelines

In 2022, the Board adopted stock ownership guidelines, which provide that each independent director is expected to own, directly or indirectly, shares of our common stock having a value of at least five times the amount of the annual Board member retainer. All non-employee directors are expected to satisfy the stock ownership guidelines within four years following the date they are first elected to the Board.

2023 PROXY STATEMENT	13

Proposal 1—Election of Directors

Under our bylaws, directors are elected for a one-year term expiring at the next annual meeting of shareholders. Upon the recommendation of the Nominating and Corporate Governance Committee, our Board has nominated Sir Martin E. Franklin, James E. Lillie, Ian G.H. Ashken, Russell A. Becker, David S. Blitzer, Paula D. Loop, Anthony E. Malkin, Thomas V. Milroy, Cyrus D. Walker and Carrie A. Wheeler for election or re-election, each for a one-year term that will expire at the 2024 Annual Meeting of shareholders. Each of our directors consented to serve if elected.

Our bylaws provide that directors are elected by a majority of the votes cast with respect to the nominee for election to the Board at any meeting of shareholders at which directors are to be elected and a quorum is present, except in the case of a contested election. As set forth in our bylaws, “a majority of the votes cast” means that the number of shares voted “for” a nominee for election to the Board exceeds the votes cast “against” such nominee and shall not include abstentions. In the event of a contested election, in accordance with our bylaws, directors are elected by a plurality of the votes cast.

We believe that each of our directors possesses the experience, skills and qualities to fully perform his or her duties as a director and contribute to our success. Our directors were nominated because we believe each is of high ethical character, highly accomplished in his or her field with superior credentials and recognition, has a reputation, both personal and professional, that is consistent with our image and reputation, has the ability to exercise sound business judgment, and is able to dedicate sufficient time to fulfilling his or her obligations as a director. Our directors as a group complement each other and each of their respective experiences, skills and qualities so that collectively the Board operates in an effective, collegial and responsive manner. Below we have set out each director’s principal occupation and other pertinent information about particular experience, qualifications, attributes and skills that led the Board to conclude that such person should serve as a director.

Director Since 2017 Co-Chair Since 2019 Age: 58 Other Public Co. Boards: • Nomad Foods Limited • Element Solutions Inc	Sir Martin E. Franklin

Sir Martin has served as a director of APi Group Corporation since September 2017 and has served as Co-Chair since October 2019. Sir Martin is the founder and Chief Executive Officer of Mariposa Capital, LLC, and Chairman and controlling shareholder of Royal Oak Enterprises, LLC, a manufacturer of charcoal and grilling products, since July 2016. Sir Martin is also founder and Executive Chairman of Element Solutions Inc, a specialty chemicals company, and has served as a director since its inception in April 2013, and co-founder and co-chairman of Nomad Foods Limited, a leading European frozen food company, and has served as a director since its inception in April 2014. Sir Martin was the co-founder and Chairman of Jarden Corporation (“Jarden”) from 2001 until April 2016 when Jarden merged with Newell Brands Inc (“Newell”) serving also as its CEO from 2001 to 2011 and its Executive Chairman from 2011-2016. Prior to founding Jarden in 2001, between 1992 and 2000, Sir Martin served as the Chairman and/or Chief Executive Officer of three public companies: Benson Eyecare Corporation, an optical products and services company; Lumen Technologies, Inc., a holding company that designed, manufactured and marketed lighting products; and Bollé Inc., a holding company that designed, manufactured and marketed sunglasses, goggles and helmets worldwide. During the last five years, Sir Martin also served on the board of directors of Restaurant Brands International Inc.

Qualifications:

We believe Sir Martin’s qualifications to serve on our Board include his executive leadership experience, experience as a member of other corporate boards and his knowledge of public companies.

14	2023 PROXY STATEMENT

Proposal 1—Election of Directors

Director Since 2017 Co-Chair Since 2019 Age: 61 Other Public Co. Boards: • Nomad Foods Limited	James E. Lillie

Mr. Lillie has served as a director of APi Group Corporation since September 2017 and has served as Co-Chair since October 2019. Previously, he served as Jarden’s Chief Executive Officer from June 2011 until Jarden’s business combination with Newell in 2016. From 2003 to 2011 he served as Jarden’s Chief Operating Officer and President (from 2004). From 2000 to 2003, Mr. Lillie served as Executive Vice President of Operations at Moore Corporation, Limited. From 1999 to 2000, he served as Executive Vice President of Operations at Walter Industries, Inc., a Kohlberg, Kravis, Roberts & Company (“KKR”) portfolio company. From 1990 to 1999, Mr. Lillie held a succession of senior level management positions across a variety of disciplines including human resources, manufacturing, finance and operations at World Color, Inc., another KKR portfolio company. Since June 2015, Mr. Lillie has served on the board of directors of Nomad Foods Limited and served on the board of directors of Tiffany & Co. from February 2017 until January 2021.

Qualifications:

We believe Mr. Lillie’s qualifications to serve on our Board include his executive experience, service on other corporate boards and his knowledge of public companies.

Director Since 2019 Age: 62 Committees: • Audit (Chair) • Nominating and Corporate Governance Other Public Co. Boards: • Nomad Foods Limited • Element Solutions Inc.	Ian G.H. Ashken

Mr. Ashken has served as a director of APi Group Corporation since October 2019. Previously, he was the co-founder of Jarden and served at various times as its Vice Chairman, President, Chief Financial Officer, Secretary, and a director from June 2001 until the consummation of Jarden’s business combination with Newell in April 2016. Prior to Jarden, Mr. Ashken served as the Vice Chairman and/or Chief Financial Officer of three public companies: Benson Eyecare Corporation, Lumen Technologies, Inc. and Bollé Inc. between 1992 and 2000. Mr. Ashken also serves as a director of Element Solutions Inc and Nomad Foods Limited and is a director or trustee of a number of private companies.

Qualifications:

We believe Mr. Ashken’s qualifications to serve on our Board include his executive experience, service on other corporate boards and his knowledge of public companies.

2023 PROXY STATEMENT	15

Proposal 1—Election of Directors

(Chief Executive Officer) Director Since 2019 Age: 57 Other Public Co. Boards: • None	Russell A. Becker

Mr. Becker has served as a director of APi Group Corporation since October 2019. Mr. Becker joined APi Group, Inc. in 2002 as President and Chief Operating Officer and became CEO in 2004. Mr. Becker has continued to serve as CEO of APi Group Corporation following its acquisition of APi Group, Inc. in October 2019. Prior to leading APi Group, Inc., Mr. Becker served in a variety of roles at The Jamar Company, a subsidiary of APi Group, Inc., including as a Manager of Construction from 1995 to 1997 and as President from 1998 until he joined APi Group, Inc. in 2002. Mr. Becker served as a project manager for Ryan Companies from 1993 to 1995 and as a field engineer with Cherne Contracting from 1991 to 1993. Since July 2017, Mr. Becker has served on the board of directors of Liberty Diversified Industries and since January 2019 has served on the board of directors for Marvin Companies, each a private company. Mr. Becker also serves on the advisory board for the Science of Engineering at Michigan Technological University.

Qualifications:

We believe Mr. Becker’s qualifications to serve on our Board include his extensive knowledge of APi Group and his years of executive leadership at APi Group.

Director Since 2022 Age: 53 Committees: • None Other Public Co. Boards: • None	David S. Blitzer

Mr. Blitzer has served as a director of APi Group Corporation since January 2022. Mr. Blitzer was nominated by the holders of our Series B Preferred Stock affiliated with Blackstone Inc. pursuant to such holders’ nomination right pursuant to the applicable stock purchase agreement for the Series B Preferred Stock. Mr. Blitzer joined Blackstone in 1991 and is currently Blackstone’s Global Head of Tactical Opportunities group (Tac Opps), an opportunistic investment business which invests globally across asset classes and industries. Mr. Blitzer is a member of Blackstone’s Management Committee. Prior to launching Tac Opps, Mr. Blitzer had been involved in the execution of Blackstone investments across a variety of asset classes, including establishing and leading Blackstone’s European private equity business. Mr. Blitzer is also Co-Managing Partner and Co-Chairman of Harris Blitzer Sports & Entertainment, which includes in its portfolio the Philadelphia 76ers, the New Jersey Devils, leading venue Prudential Center in Newark, N.J., the GRAMMY Museum Experience Prudential Center, the Delaware Blue Coats, the Binghamton Devils, the Sixers Innovation Lab Crafted by Kimball, renowned esports franchise Dignitas and NBA 2K League Team, 76ers Gaming Club (GC). Additionally, he is a General Partner of the Crystal Palace Football Club, and a co-owner of numerous other U.S. and international sports teams including but not limited to the Cleveland Guardians, the Pittsburgh Steelers, Real Salt Lake, AD Alcoron, HD Estoril and Wassland Beveren.

Qualifications:

We believe Mr. Blitzer qualifications to serve on our Board include his extensive experience in investment management and banking, his executive and leadership experience, and service on other corporate boards.

16	2023 PROXY STATEMENT

Proposal 1—Election of Directors

Director Since 2022 Age: 61 Committees: • Audit • Compensation Other Public Co. Boards: • Fastly, Inc. • Robinhood Markets, Inc.	Paula D. Loop

Ms. Loop has served as a director of APi Group Corporation since March 2022. Ms. Loop retired as an Assurance Partner at PricewaterhouseCoopers (“PwC”) in June 2021 after over 30 years with PwC. At PwC she was the leader of PwC’s Governance Insights Center and served on the Board of Partners from 2017 to 2021. She was also previously the New York Metro Regional Assurance Leader leading one of PwC’s largest Assurance practices. Ms. Loop has significant experience working with boards and audit committees across multiple markets and industry sectors on governance, accounting and SEC reporting matters. She serves as a director of Robinhood Markets, a financial services company, since June 2021 and as a director of Fastly Inc., an edge cloud computing company, since July 2021. Ms. Loop holds a bachelor’s degree in business administration from the University of California at Berkeley.

Qualifications:

We believe Ms. Loop’s qualifications to serve on our Board include her public company experience specifically working with boards, audit committees and SEC reporting, and her service on other public company boards.

Director Since 2019 Age: 60 Committees: • Nominating and Corporate Governance Other Public Co. Boards: • Empire State Realty Trust, Inc.	Anthony E. Malkin

Mr. Malkin has served as a director of APi Group Corporation since October 2019. Since October 2013, Mr. Malkin has served as Chairman and Chief Executive Officer of Empire State Realty Trust, Inc. (“ESRT”), a real estate investment trust. Mr. Malkin joined ESRT’s predecessor entities in 1989. Mr. Malkin is the Chairman of Malkin Holdings L.L.C. Mr. Malkin has been a leader in existing building energy efficiency retrofits through coordinating the team of Clinton Climate Initiative, Johnson Controls, JLL and Rocky Mountain Institute in a groundbreaking project at the Empire State Building. Mr. Malkin led the development of standards for energy efficient office tenant installations, now known as the Tenant Energy Optimization Program, at the Urban Land Institute. Mr. Malkin also serves as a member of the Real Estate Roundtable and Chair of its Sustainability Policy Advisory Committee, the Climate Mobilization Advisory Board of the New York City Department of Buildings, Urban Land Institute, the Board of Governors of the Real Estate Board of New York, and the Partnership for New York City’s Innovation Council.

Qualifications:

We believe Mr. Malkin’s qualifications to serve on our Board include his real estate investment experience, service on other corporate boards and his knowledge of public companies.

2023 PROXY STATEMENT	17

Proposal 1—Election of Directors

(Lead Independent Director) Director Since 2017 Age: 67 Committees: • Compensation (Chair) Other Public Co. Boards: • Interfor Corporation	Thomas V. Milroy

Mr. Milroy has served as a director of APi Group Corporation since September 2017. Mr. Milroy has been retired since 2015, and worked for BMO Capital Markets (“BMOCM”), an investment banking firm, from 1993 to January 2015. From March 2008 to October 2014, Mr. Milroy served as Chief Executive Officer of BMOCM and acted as senior advisor to the Chief Executive Officer of BMO Financial Group from November 2014 until his retirement in January 2015. During his tenure as Chief Executive Officer at BMOCM, he was responsible for all of BMO’s business involving corporate, institutional and government clients globally. Mr. Milroy also serves as a director of Interfor Corporation, a large lumber producer, and Generation Capital Limited, a private investment company. Mr. Milroy is a member of the Law Society of Ontario. Previously, Mr. Milroy served as a director of Tim Hortons Inc. from August 2013 to December 2014 and Restaurant Brands International Inc. from December 2014 to June 2018.

Qualifications:

We believe Mr. Milroy’s qualifications to serve on our Board include his experience as past Chief Executive Officer of a large financial services company, service on other corporate boards and his knowledge of finance, investment and corporate banking, mergers and acquisitions, risk assessment and business development.

Director Since 2019 Age: 55 Committees: • Nominating and Corporate Governance (Chair) • Compensation Other Public Co. Boards: • Houlihan Lokey, Inc. • Arbor Rapha Capital Bioholdings Corp. I	Cyrus D. Walker

Mr. Walker has served as a director of APi Group Corporation since October 2019. Since February 2022, Mr. Walker has been a principal at Discovery Land Company, a U.S.-based real estate developer and operator of private communities and resorts. Since January 2022, Mr. Walker has been an operating partner at Vistria Group, a private equity investment firm, and has served as a director for The Mather Group, an investment advisory firm and affiliate of Vistria Group. Mr. Walker has served as a director for Flores & Associates LLC since August 2022, also a Vistria Group affiliated company. From April 2018 to March 2022, Mr. Walker served as the founder and Chief Executive Officer of The Dibble Group, an insurance brokerage and consulting firm. From January 2000, Mr. Walker served in several roles at Nemco Group, LLC, an insurance brokerage and consulting firm, including serving as its Co-Chief Executive Officer until April 2012, when it was acquired by a subsidiary of NFP Corp., a multi-national insurance brokerage and consulting business. Mr. Walker also founded and served as Chief Executive Officer of OSI Benefits, an insurance brokerage consulting firm and division of Opportunity Systems, Inc., from 1995 to January 2000. Mr. Walker has served as a director of Houlihan Lokey, Inc. since November 2020 and as a director of Arbor Rapha Capital Bioholdings Corp. I, a blank check company, since March 2021. Mr. Walker also serves on the board of directors of privately held jewelry company, Kendra Scott, LLC, since May 2021.

Qualifications:

We believe Mr. Walker’s qualifications to serve on our Board include his executive experience and service on other corporate boards.

18	2023 PROXY STATEMENT

Proposal 1—Election of Directors

Director Since 2019 Age: 51 Committees: • Audit Other Public Co. Boards: • Opendoor	Carrie A. Wheeler

Ms. Wheeler has served as a director of APi Group Corporation since October 2019. Ms. Wheeler has served as Chief Executive Officer of Opendoor, a technology firm for residential real estate, since December 2022. She previously served as Opendoor’s Chief Financial Officer since September 2020. From 1996 to 2017, Ms. Wheeler was with TPG Global, a global private equity firm, including as a Partner and Head of Consumer and Retail Investing. In addition, Ms. Wheeler has previously served on a number of other corporate boards, including Dollar Tree, Neiman Marcus Group, and Petco Animal Supplies.

Qualifications:

We believe Ms. Wheeler’s qualifications to serve on our Board include her executive leadership, extensive experience in business assessment, mergers and acquisitions, financing and guiding public market transactions, her current experience as a Chief Executive Officer and former Chief Financial Officer of a public company, and her substantial experience serving on other corporate boards, including her previous service on other companies’ audit committees.

RECOMMENDATION OF THE BOARD OF DIRECTORS

✔	OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES.

2023 PROXY STATEMENT	19

COMPENSATION DISCUSSION & ANALYSIS

This Compensation Discussion and Analysis provides information regarding our executive compensation philosophy, programs and decisions for 2022 for our named executive officers (the “NEOs”). For 2022, our NEOs were:

Name	Title

Russell A. Becker	CEO and President

Kevin S. Krumm	Executive Vice President and CFO

Louis B. Lambert	Senior Vice President, General Counsel and Secretary(1)

Kristina M. Morton	Senior Vice President and Chief People Officer(2)

Glenn David Jackola	Former Vice President, Controller and Chief Accounting Officer(3)

Andrea M. Fike	Former Senior Vice President, General Counsel and Secretary(4)

(1)	Mr. Lambert joined the Company on July 25, 2022, and was appointed an executive officer on August 2, 2022.

(2)	Ms. Morton joined the Company on February 14, 2022, and was appointed an executive officer on March 1, 2022.

(3)	Mr. Jackola transitioned to the new role of CFO, Chubb effective January 1, 2023.

(4)	Ms. Fike transitioned out of the Senior Vice President, General Counsel and Secretary role effective August 2, 2022, and ended her employment with the Company as of March 31, 2023.

Compensation Strategy

Our executive compensation philosophy aligns executive compensation decisions with shareholder interests, business strategy, and performance. The strategy and priorities of our compensation philosophy are the following:

20	2023 PROXY STATEMENT

Compensation Discussion & Analysis

Pay for Performance

The Compensation Committee creates a pay-for-performance culture with a significant portion of executive compensation delivered through at-risk pay. Their compensation is appropriately weighted between short- and long-term performance, balancing near- and long-term strategic goals and shareholder value creation.

Overview of 2022 Performance

2022 was a year of record financial results for APi Group. We delivered strong organic growth, adjusted earnings per share and free cash flow growth in a challenging macro environment. We believe this once again demonstrates the stability of our recurring revenue, services focused business model and the ongoing execution of our strategy by our talented team members. Revenues increased by 66.4% compared to 2021 to $6.6 billion, driven by the acquisition of Chubb Fire and Security and strong organic revenue growth, including a double-digit increase in inspection, service and monitoring revenue in our legacy business. We achieved our stated goal of growing inspection revenue 10%+ as we drive towards our goal of 60%+ of total revenues coming from inspection, service and monitoring.

REVENUE $6.6B 66.4%	NET INCOME $73M	ADJUSTED EBITDA* $673M 65.4%

*	Refer to Appendix for reconciliation of non-GAAP measures to most directly comparable GAAP measures.

2023 PROXY STATEMENT	21

Compensation Discussion & Analysis

2022 Key Decisions

Topic	Description	More Information

Executive Compensation Risk Mitigation Policies	The Compensation Committee approved: • Stock Ownership Guidelines for executive officers and directors • Clawback policy for executive officers	Page 31

Executive Officer Compensation Decisions

• Base Salary: Increases in line with market data

• Short-Term Incentives (“STI”): 2022 actual financial performance was above target (140.6%)

• Long-Term Incentives (“LTI”): Performance Share Unit (PSU) award: 50% Cumulative Adjusted EBITDA $ and 50% Target Share Price

Pages 27-29

Say-on-Pay Voting Results

As part of its decision making on compensation, the Compensation Committee evaluates the most recent advisory vote of the Company’s shareholders on executive compensation, known as the “Say-on-Pay” vote, as well as other feedback that it may receive from the Company’s largest shareholders in connection with this vote. Our Say-on-Pay results consistently reflected strong support for the linkage between pay and performance in our compensation programs. Over the past three years, the support of the percentage of votes cast on the Say-on-Pay proposal are as follows:

2022 Results 96.5%	2021 Results 97.5%	2020 Results 93%

The Compensation Committee believes these voting results demonstrate significant, continuing support for our executive compensation program, and the Compensation Committee did not make any substantial changes to the existing program for 2022 specifically in response to the 2021 Say-on-Pay voting results. The Compensation Committee will continue to consider the views of our shareholders in connection with executive pay practices and programs and will make adjustments based on evolving best practices, competitive market information and practices, and changing regulatory or other requirements.

22	2023 PROXY STATEMENT

Compensation Discussion & Analysis

Compensation Governance Practices

Our executive compensation governance practices are intended to support the needs of the business, drive performance, and ensure management alignment with the short- and long-term interests of our shareholders.

What We DO

✓	Pay for performance with a substantial majority of pay dependent on performance, not guaranteed

✓	Use multi-year vesting terms for annual executive officer equity awards

✓	Balance short- and long-term incentives

✓	Require executive officers to place compensation at risk of “clawback” actions by the Company in appropriate circumstances

✓	Engage an independent compensation consultant

✓	Benchmark compensation to peer and market data during compensation decision-making process

✓	Maintain stock ownership guidelines for officers

What We DON’T DO

x	Maintain single trigger severance provisions upon a change in control in employment agreements

x	Permit liberal share recycling

x	Stock option repricing or exchange without shareholder approval

x	Permit hedging or short sales of the Company’s stock

x	Provide excise tax gross-ups for change in control payments

x	Provide excessive severance to executive officers

x	Provide excessive perquisites

Executive Compensation Setting Process

Role of the Compensation Committee

Our Board has adopted a written Compensation Committee Charter that governs the responsibilities of the Compensation Committee. The Compensation Committee is responsible for, among other things:

•

the design, implementation and administration of short- and long-term compensation (including benefits and awards under our 2019 Equity Incentive Plan (the “Equity Incentive Plan”)) for directors, executive officers and other employees;

•	reviewing and approving corporate goals and objectives with respect to compensation for the CEO, evaluating the CEO’s performance and approving the CEO’s compensation based on such evaluation; and

•	determining compensation for the Company’s other executive officers.

In reviewing and determining executive compensation, the Compensation Committee generally considers: compensation levels at peer companies and information derived from compensation surveys provided by outside consultants, as further described below; the Company’s past-year performance and growth; the results of any “Say-on-Pay” (defined below) votes by shareholders; achievement of specific pre-established financial goals; a subjective determination of the executives’ past performance and expected future contributions to the Company; past equity awards granted to such executives, and the recommendation of the CEO.

2023 PROXY STATEMENT	23

Compensation Discussion & Analysis

Role of our Compensation Peer Group

How we use peer group data

We compare our executive compensation programs to those of 17 companies that make up our compensation peer group. The Compensation Committee uses peer group data to generally inform:

•	compensation plan design,

•	compensation levels for our NEOs, including base salaries, annual incentive targets and LTI award targets, and

•	form and mix of equity awards granted to our NEOs.

When making compensation decisions, the Compensation Committee generally analyzes data relating to our peer group and considers the dynamics of operating in the safety services and specialty services industries, the importance of rewarding and retaining talented and experienced executives to continue to guide the Company, the alignment of our executive compensation program with shareholders’ interests and the voting guidelines of certain proxy advisory firms and shareholders. In addition, in connection with the 2022 executive compensation program design, the Compensation Committee received analyses, guidance and recommendations, including general information on executive compensation market trends and practices of peer companies, provided by the Compensation Committee’s independent compensation consultant (described below). The Compensation Committee does not strictly benchmark executive pay against this comparative compensation information, but instead uses this data as a market check on its compensation decisions. We do not mandate target ranges for our NEO’s base salaries, annual incentive targets, long-term incentive award targets, or total direct compensation levels as compared to the peer group. The Compensation Committee recognizes that over-reliance on external comparisons can be of concern; therefore, the Committee uses external comparisons as only one point of reference and is mindful of the value and limitations of comparative data.

How our peer group was determined

In determining our 2022 peer group, the Compensation Committee considered factors such as revenue, market capitalization, global scope of operations, and industry alignment. The approach taken by the Compensation Committee in selecting the peer group excluded larger companies from the market data review but included them as “reference peers” for the purpose of providing qualitative data about program design for the Compensation Committee’s reference. Given the acquisition of Chubb Fire and Security business from Carrier Global in 2022, there were significant changes to the Peer Group in 2022. Specifically, the Peer Group was changed to better align with the new increase in annual revenue from the Chubb acquisition and evolution to a service-oriented business. Five peers were removed given that their revenue was less than half of APi Group’s, and five peers were added because they had a significant service element to their business.

2022 Peer Group

ADT Inc.	Ecolab Inc.	Quanta Services, Inc.

Aramark	EMCOR Group, Inc.	Resideo Technologies, Inc.

ASGN Incorporated	Jacobs Engineering Group Inc.	SNC-Lavalin Group Inc.

Cintas Corporation	MasTec, Inc.	Tutor Perini Corporation

Comfort Systems USA, Inc.	Otis Worldwide Corporation	Xylem Inc.

Dycom Industries, Inc.	Primoris Services Corporation

Reference Peer

Johnson Controls International plc

24	2023 PROXY STATEMENT

Compensation Discussion & Analysis

Peer Group Changes Made for 2022

Removed from peer group:

Flowserve Corporation	Advanced Drainage Systems, Inc.	SPX Corporation

MYR Group Inc.	Watts Water Technologies, Inc.

Added to peer group:

Aramark	ASGN Incorporated	SNC-Lavalin Group Inc.

Ecolab Inc.	Jacobs Engineering Group Inc.

Removed as reference peer:

Carrier Global Corporation	Jacobs Engineering Group Inc.

Role of Compensation Consultant

In 2022, the Compensation Committee used WTW to serve as the independent compensation consultant. The information from WTW regarding pay practices at peer companies is used by the Compensation Committee as a resource in its deliberations regarding executive compensation and will be useful in determining the marketplace competitiveness as well as reasonableness and appropriateness of our executive compensation programs.

Role of Executives in Establishing Compensation

The Compensation Committee considers input from our CEO, Chief Financial Officer, and Chief People Officer when determining performance metrics and objectives for our STI and LTI plans and evaluating performance against such metrics and objectives. Our CEO and Chief People Officer then evaluate the individual performance and the competitive pay positioning of senior management members who report directly to the CEO, including the NEOs, and then make recommendations to the Compensation Committee regarding the target compensation for such NEOs and other executive officers of the Company.

2023 PROXY STATEMENT	25

Compensation Discussion & Analysis

Components of the Executive Compensation Program

Our NEOs receive a base salary, annual cash incentive compensation, and annual equity incentive awards (each, an “LTI Award”) and participate in our employee benefits programs and plans.

In the first quarter of 2022, the Compensation Committee approved, and the Company implemented, the executive compensation program for 2022.

The following table summarizes the primary components of the 2022 executive compensation program:

26	2023 PROXY STATEMENT

Compensation Discussion & Analysis

2022 Compensation Decisions

Consistent with our compensation philosophy of paying for performance, our compensation decisions closely link pay and performance. Our performance during 2022 resulted in the following compensation actions.

Base Salary

The Compensation Committee expects to annually review the NEOs’ base salaries and make appropriate adjustments based on factors determined by the Compensation Committee, including individual responsibilities and performance, internal pay equity, compensation history, executive potential, and peer group and market-based data, as described above. During 2022, the base salaries of our NEOs changed as set forth below:

Name	Base Salary	Increase (%)

Russell A. Becker	$1,350,000	8%

Kevin S. Krumm	$750,000	0	%(1)

Louis B. Lambert	$500,000	0	%(2)

Kristina M. Morton	$450,000	0	%(3)

Glenn David Jackola	$350,000	13	%(4)

Andrea M. Fike	$450,000	14%

(1)	Mr. Krumm joined the Company on September 20, 2021, and was not eligible for a base salary increase in 2022.

(2)	Mr. Lambert joined the Company on July 25, 2022, and was not eligible for a base salary increase in 2022.

(3)	Ms. Morton joined the Company on February 14, 2022, and was not eligible for a base salary increase in 2022.

(4)	Mr. Jackola’s base salary was increased from $310,000 to $350,000 as of March 1, 2022, in connection with his assumption of additional responsibility as the Controller for the Company.

Short-Term Incentive Compensation

In 2022, Company executives had an opportunity to earn cash incentive compensation based on the achievement of annual performance goals developed in the annual budget process and approved by the Compensation Committee. The Compensation Committee annually reviews, and revises if necessary, the appropriateness of the performance metrics, their correlation to the Company’s overall growth strategy and the impact of such performance metrics on long-term shareholder value. The Compensation Committee did not make any revisions to the STI plan after the goals were approved at the beginning of the performance period.

STI Opportunity. For 2022, all our NEOs were eligible for an annual cash incentive opportunity as outlined below, based on the achievement of a performance goal tied to the Company’s annual Adjusted EBITDA performance.

Named Executive Officer	Target STI as a % of Base Salary

Russell A. Becker	100%

Kevin S. Krumm	100%

Louis B. Lambert	75%

Kristina M. Morton	75%

Glenn David Jackola	50%

Andrea M. Fike	55%

2023 PROXY STATEMENT	27

Compensation Discussion & Analysis

Amounts payable under the annual incentive portion of the executive compensation plan can range from 0-200% of target, with a threshold payout at 40% of target and a maximum payout of 200% of target based on achievement of the performance goal. If the performance goal was achieved between the threshold level and target or between the target and maximum level, the amount of the annual incentive payment with respect to that performance goal is calculated on a linear basis from the target level.

Performance Metrics, Target, 2022 Performance and Payout. For 2022, the Compensation Committee determined that the annual incentive compensation paid to our NEOs would be based on performance against adjusted EBITDA targets. Adjusted EBITDA is calculated based on net income, adjusted as described in the Appendix and to eliminate the impact of foreign currency fluctuations. The Compensation Committee believes that our NEOs can impact adjusted EBITDA and that it is one of the most important performance metrics used by investors, shareholders and creditors as an indicator of the performance of our core business.

	Threshold	Target	Maximum

2022 Adjusted EBITDA Targets	$640 million	$674 million	$710 million

The Company’s adjusted EBITDA for 2022 was $688.6 million, resulting in an 140.6% payout on the annual cash incentives. The payouts for the NEOs were:

Named Executive Officer	Payout

Russell A. Becker	$1,898,100

Kevin S. Krumm	$1,054,500

Louis B. Lambert(1)	$230,672

Kristina M. Morton(2)	$418,859

Glenn David Jackola	$244,292

Andrea M. Fike	$347,985

(1)	Mr. Lambert received a prorated STI award based on his start date with the Company of July 25, 2022.

(2)	Ms. Morton received a prorated STI award based on her start date with the Company of February 14, 2022.

2022 LTI Awards

The 2022 executive compensation program adopted by the Compensation Committee includes the grant of LTI Awards under the Equity Incentive Plan. The Compensation Committee used a percentage of each NEO’s base salary to determine the value of the LTI Award to be granted to each NEO each year. The Compensation Committee also believes that the structure of LTI Awards should correlate the value of any such award to the achievement by the Company of long-term and strategic objectives. As such, the Compensation Committee expects that a significant percentage of the amount of LTI Awards will be subject to the achievement of Company performance goals. Time-based awards are awarded as part of a balanced approach to encourage retention and ensure that the Company’s compensation programs do not encourage excessive risk-taking.

For 2022, the Compensation Committee approved the grant of a mix of PSUs and RSUs to the NEOs. The RSUs represent 20% of the total target award amount and will vest ratably over three years from the date of grant. The PSUs represent 80% of the total target award amount, assuming performance and vesting at target levels. The performance metrics for the 2022 PSU LTI Awards were based equally on (i) cumulative adjusted EBITDA dollars and (ii) a Company target share price. These metrics were chosen because we believe them to be drivers of sustained value creation over the long term for our shareholders. The cumulative adjusted EBITDA dollar metric has a three-year performance period and a payout range of 0-200% (0-175% for Mr. Jackola) based on the achievement of the pre-established goals (below threshold performance equating to 0%, threshold performance equating to 25%, target performance equating to 100% and maximum performance equating to 200% (175% for Mr. Jackola)), the achievement of which will be determined by the Compensation Committee following the three-year performance period ending December 31, 2024. The target share price PSU has a

28	2023 PROXY STATEMENT

Compensation Discussion & Analysis

share price hurdle performance criteria, which needs to be met or exceeded for 20 consecutive trading days by the fifth anniversary of the grant date, otherwise such units are forfeited.

Named Executive Officer	Target LTI as a % of Base Salary

Russell A. Becker(1)	400%

Kevin S. Krumm(2)	250%

Louis B. Lambert(3)	175%

Kristina M. Morton(3)	150%

Glenn David Jackola	50%

Andrea M. Fike	110%

(1)

Pursuant to his Employment Agreement Mr. Becker is entitled to annual time and/or performance-based LTI awards under the Equity Incentive Plan and/or such other plans, programs or arrangements having a grant date value of not less than 400% of his then current base salary.

(2)	Pursuant to his Employment Agreement, Mr. Krumm was entitled to an annual LTI award having a grant date value of not less than 250% of his annual base salary.

(3)	Neither Mr. Lambert nor Ms. Morton were eligible for a 2022 annual LTI award.

In 2022, the Compensation Committee granted the following LTI Awards to the NEOs:

Named Executive Officer	RSUs	PSUs	Total Grant Date Fair Value ($)

Russell A. Becker	51,999	247,615	$5,400,052

Kevin S. Krumm	18,055	85,978	$1,875,022

Louis B. Lambert(1)	33,539	—	$600,013

Kristina M. Morton(2)	77,035	—	$1,600,017

Glenn David Jackola	1,686	8,026	$175,045

Andrea M. Fike(3)	4,767	22,698	$495,013

(1)

In connection with his employment with the Company, Mr. Lambert received an initial grant of RSUs which vest in three equal annual installments beginning one year from the grant date. Mr. Lambert was not eligible for an LTI grant in 2022 and therefore did not receive a PSU award for 2022.

(2)

In connection with her employment with the Company, Ms. Morton received an initial grant of RSUs which vest in three equal annual installments beginning one year from the grant date. Ms. Morton was not eligible for an LTI grant in 2022 and therefore did not receive a PSU award for 2022.

(3)	Unvested LTI grants to Ms. Fike were forfeited when she ended employment with the Company as of March 31, 2023.

Each of the above PSU awards represents the target grant amount; actual shares earned at vesting, if any, may be higher or lower depending on the level of performance achieved.

2023 LTI Awards

In February 2023, the Compensation Committee made changes to the mix and design of the LTI Awards for 2023 grants to better align with the market prevalence of our peers and to better attract and retain key executives. For 2023, the Compensation Committee changed the mix of LTI Awards to be comprised 60% in the form of PSUs and 40% in the form of time-based RSUs. With respect to PSUs, 100% of earned amounts will be based on achievement of Cumulative adjusted EBITDA basis over the 2023-2025 performance period.

2023 PROXY STATEMENT	29

Compensation Discussion & Analysis

Benefits and Other Perquisites

We provide employees, including the NEOs, with a range of employee benefits including life and health insurance, disability benefits and retirement benefits (as described below), that are designed to assist in attracting and retaining skilled employees critical to our long-term success, and to be competitive with market practice.

401(k) & Profit Sharing Plan

Most of our domestic employees, including our NEOs, are eligible to participate in the Company’s tax-qualified 401(k) & Profit Sharing Plan (the “401(k) Plan”). Pursuant to the 401(k) Plan, employees may elect to contribute a portion of their current compensation to the 401(k) Plan, in an amount up to the statutorily prescribed annual limit. The 401(k) Plan provides the option for the Company to make matching contributions. Participants may also direct the investment of their 401(k) Plan accounts into several investment alternatives.

Other Benefits and Perquisites

We also provide each of our NEOs with an executive term life insurance policy which provides a death benefit of $550,000 and an executive disability insurance policy which covers up to 75% of their base salary. In addition, we provide certain of our NEOs with a car allowance as well as reimbursement of the cost of annual physicals.

Company matching contributions and cash profit sharing contributions allocated to NEOs under the 401(k) Plan, premiums paid by the Company on the life and disability insurance policies on behalf of NEOs and amounts paid by the Company for the car allowance for NEOs are shown in the “All Other Compensation” column in the Summary Compensation Table in the “Executive Compensation” section.

Employee Stock Purchase Plan

Most of our domestic employees, including our NEOs, are eligible to participate in the Company’s Employee Stock Purchase Plan (the “ESPP”). Sales of shares of our common stock under the ESPP are generally made pursuant to offerings that are intended to satisfy the requirements of Section 423 of the Internal Revenue Code. The ESPP permits employees of the Company, including our NEOs, to purchase common stock at a discount equal to 85% of the lesser of (i) the market value of the common stock on the first day of the offering period, or (ii) the market value of the common stock on the purchase date, whichever is lower. Participants are subject to eligibility requirements and may not purchase more than 500 shares in any offering period or more than $10,000 of common stock in a year under the ESPP.

Other Compensation-Related Practices and Policies

Change in Control

The Employment Agreements with Mr. Becker and Mr. Krumm provide that if the executive is terminated either without “cause” (as defined in their Employment Agreements) or terminates their employment for “good reason” (as defined in their Employment Agreements) during the two-year period immediately following a “change in control” (as defined in the Equity Incentive Plan), they shall be entitled to certain payments and benefits. The Executive Severance Policy, effective January 1, 2023, provides that if an Eligible Executive (as defined in the policy and not including Mr. Becker and Mr. Krumm specifically) is terminated without “cause” (as defined in the policy) or terminates their employment for “good reason” (as defined in the Equity Incentive Plan) during the one-year period following a “change in control” (as defined in the Equity Incentive Plan), they shall be entitled to certain severance payments and benefits. See the “Potential Payments Upon Termination or Change in Control” section below. We believe such change in control provisions serve the best interests of the Company and our shareholders by allowing our executives to exercise sound business judgement without fear of significant economic loss in the event they lose their employment with the Company as a result of a change in control. We also believe that such arrangements are competitive, reasonable and necessary to attract and retain key executives.

30	2023 PROXY STATEMENT

Compensation Discussion & Analysis

Executive Severance

Under their Employment Agreements, if Mr. Becker or Mr. Krumm are involuntarily terminated without “cause” or terminate their employment for “good reason” during a period outside the two-year period immediately following a change in control, each shall be entitled to: (i) all previously earned and accrued but unpaid amounts of their base salary up to their termination date; and (ii) subject to certain conditions, severance pay as described under the “Potential Payments Upon Termination or Change in Control” section below. Under the Executive Severance Policy, effective January 1, 2023, Mr. Lambert and Ms. Morton are entitled to severance pay as described under the “Potential Payments Upon Termination or Change in Control” section below.

Clawback Policy

In 2022, the Company adopted its current Executive Compensation Clawback Policy. The policy applies to officers subject to Section 16 of the Exchange Act or as designated by the Compensation Committee. Under the policy, incentive compensation is subject to recoupment or forfeiture if (i) the Company files revised financial statements with the SEC for any of the three preceding completed fiscal years, which restatement involves a material negative revision of a measure related to incentive compensation earned or paid to an officer; (ii) the Company makes a material negative revision for any of the three preceding completed fiscal years of a measure related to incentive compensation earned or paid to an officer, where such revision was directly related to misconduct by such officer in violation of the law or the Company’s Code of Conduct; or (iii) a material error is made in favor of the officer in calculation of the officer’s incentive compensation payout within three months after the erroneous amount is paid. We expect in 2023 to review and revise the Executive Compensation Clawback Policy in connection with the adoption of final rules regarding recovery of erroneously awarded compensation as promulgated by the SEC and the NYSE in 2022 and 2023, respectively.

Executive Stock Ownership Guidelines

The Compensation Committee believes that it is important to align the interests of our directors and executive officers, including our NEOs, with the interests of our shareholders. In 2022, the Compensation Committee adopted Stock Ownership Guidelines for Executive Officers and Non-Employee Directors, which require non-employee directors and executive officers to hold shares with a value equal to or exceeding a multiple of annual cash retainer or base salary, as applicable. Each non-employee director and executive officer is expected to comply with the guidelines within four years following the date he or she becomes subject to the requirements. Failure to satisfy these Guidelines will limit the ability of the relevant individual to sell shares of our stock. The following table sets forth the Stock Ownership Guidelines:

Title	Stock Ownership Guidelines

CEO	5x Base Salary

Executive Vice Presidents & Senior Vice Presidents	2x Base Salary

Shares included in this calculation are those directly or indirectly owned (including without limitation unvested RSU awards not subject to achievement of performance goals) and shares held in savings plans (including without limitation the 401(k) Plan) or acquired through the ESPP.

2023 PROXY STATEMENT	31

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table summarizes the compensation of our NEOs for the fiscal years presented.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)

Russell A. Becker President and Chief Executive Officer	2022	$1,350,000	$—	$5,400,052	$1,898,100	$53,705	$8,701,857
	2021	$1,250,012	$—	$5,700,280	$1,025,000	$52,216	$8,027,508
	2020	$440,379	$1,251,000	$—	$—	$51,615	$1,742,994

Kevin S. Krumm Executive Vice President and Chief Financial Officer	2022	$750,000	$—	$1,875,022	$1,054,500	$27,398	$3,706,920
	2021	$213,068	$—	$1,250,003	$220,000	$5,199	$1,688,270

Louis B. Lambert(6)(7) Senior Vice President, General Counsel and Secretary	2022	$218,750	$120,000	$600,013	$230,672	$5,431	$1,174,866

Kristina M. Morton(7)(8) Senior Vice President, Chief People Officer	2022	$397,211	$107,000	$1,600,017	$418,859	$16,896	$2,539,983

Glenn David Jackola(7) Former Vice President, Controller and Chief Accounting Officer	2022	$347,500	$120,000	$175,045	$244,292	$10,151	$896,988

Andrea M. Fike Former Senior Vice President and General Counsel	2022	$450,001	$—	$495,013	$347,985	$32,214	$1,325,213
	2021	$393,762	$75,000	$360,016	$164,000	$19,629	$1,012,407
	2020	$303,669	$172,000	$264,632	$—	$16,652	$756,953

(1)

The amounts in this column for 2022 represent signing bonuses for each of Ms. Morton and Messrs. Lambert and Jackola upon commencement of their employment in 2022, intended primarily to compensate them for equity forfeited at their prior employer.

(2)

The amounts in this column do not reflect compensation actually received by the NEOs nor do they reflect the actual value that will be recognized by the NEOs. Instead, the amounts represent the aggregate grant date fair value of awards computed in accordance with FASB ASC Topic 718. For a discussion of valuation assumptions used in calculating the amounts for 2022, see Note 19 to our historical consolidated financial statements for the year ended December 31, 2022 included in our Annual Report on Form 10-K for the year ended December 31, 2022.

(3)

Amounts shown in this column represent the aggregate grant date fair value of PSUs granted to certain of our NEOs, and the grant date fair value of time-based RSUs granted to each of our NEOs in the fiscal years indicated, computed in accordance with FASB ASC Topic 718. The aggregate grant date fair value of the PSUs that have an EBITDA performance condition was computed based on the probable outcome of the applicable performance target as of the grant date and 100% achievement of such performance target. For 2022, the value of these PSUs at the grant date assuming the highest level of performance achieved, earned at 200% of target would be $4,320,036 for Mr. Becker; $1,500,010 for Mr. Krumm; and $396,001 for Ms. Fike; and earned at 175% of target would be $122,528 for Mr. Jackola. The PSUs that have a share price target are considered to have a market condition and not a performance condition under FASB ASC Topic 718. Accordingly, there is no grant date fair value below or in excess of the amounts reflected in the table above that could be calculated and disclosed based on achievement of market conditions. The grant date fair value of the time-based RSUs was computed in accordance with FASB ASC Topic 718, based on the closing market price of our common stock on the grant date. Additional information regarding the 2022 equity awards is set forth below in the Grants of Plan-Based Awards During 2022 table.

(4)

The amounts reported reflect compensation earned for 2022 performance under our annual cash incentive compensation program. We make payments under this program in the first quarter of the fiscal year following the fiscal year in which they were earned after finalizing our annual audited financial statements. For Mr. Lambert and Ms. Morton, this amount represents a pro rata share of the target payout, given they joined the Company in July 2022 and March 2022, respectively.

(5)

These amounts represent Company payments for executive life and disability insurance benefits of $25,245, $6,863 and $5,576 for Messrs. Becker, Krumm and Jackola, respectively, and $6,255 and $10,929 for Mses. Morton and Fike, respectively, and Company matching contributions to NEO’s 401(k) Plan of $8,013, $9,150, $1,681 and $4,575 for

32	2023 PROXY STATEMENT

Executive Compensation

Messrs. Becker, Krumm, Lambert and Jackola, respectively, and $2,766 and $9,837 for Mses. Morton and Fike, respectively. For Mr. Becker and Ms. Fike, the amounts also include Company profit-sharing contributions of common stock to such officer’s 401(k) Plan of $11,448 each; and for Messrs. Becker, Krumm, and Lambert, and Ms. Morton, a Company-paid car allowance of $9,000, $9,000, $3,750, and $7,875, respectively, and for Mr. Krumm, annual executive physical reimbursement of $2,385.

(6)	Mr. Lambert joined the Company on July 25, 2022. As such, the amounts reported for salary include the salary earned from July 25, 2022 through December 31, 2022.
(7)	Messrs. Lambert and Jackola and Ms. Morton first became NEOs in 2022.
(8)	Ms. Morton joined the Company on February 14, 2022. As such, the amounts reported for salary include the salary earned from February 14, 2022 through December 31, 2022.

Grants of Plan-Based Awards During 2022

The following table provides information about cash (non-equity) and equity incentive compensation awarded to our NEOs in 2022. Information on the terms of these awards is discussed in greater detail in this proxy statement under the caption “Compensation Discussion and Analysis.” See “Potential Payments Upon Termination or Change in Control” for a discussion of how equity awards are treated under various termination scenarios.

	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Grant Date	Approval Date	Estimated Future Payouts Under Equity Incentive Plan Awards(2)				All Other Stock Awards: Number of Shares of Stock or Units (#)		Grant Date Fair Value of Stock Awards ($)(3)
Name	Threshold ($)	Target ($)	Maximum ($)			Threshold (#)	Target (#)		Maximum (#)

Russell A. Becker	$540,000	$1,350,000	$2,700,000	3/9/2022	2/28/2022	25,999	103,997		207,994			$2,160,018

				3/9/2022	2/28/2022		143,618	(4)				$2,160,015

				3/9/2022	2/28/2022					51,999	(5)	$1,080,019

Kevin S. Krumm	$300,000	$750,000	$1,500,000	3/9/2022	2/28/2022	9,028	36,110		72,220			$750,005

				3/9/2022	2/28/2022		49,868	(4)				$750,015

				3/9/2022	2/28/2022					18,055	(5)	$375,002

Louis B. Lambert	$65,625	$164,062	$328,125	8/2/2022	8/2/2022					33,539	(5)	$600,013

Kristina M. Morton	$119,163	$297,909	$595,817	3/9/2022	2/28/2022					77,035	(5)	$1,600,017

Glenn David Jackola	$69,500	$173,750	$347,500	3/9/2022	2/28/2022	843	3,371		5,899			$70,016

				3/9/2022	2/28/2022		4,655	(4)				$70,011

				3/9/2022	2/28/2022					1,686	(5)	$35,018

Andrea M. Fike	$99,000	$247,500	$495,000	3/9/2022	2/28/2022	2,383	9,533		19,066			$198,000

				3/9/2022	2/28/2022		13,165	(4)				$198,002

				3/9/2022	2/28/2022					4,767	(5)	$99,011

(1)

The amounts in these columns reflect potential payments of annual cash incentive compensation based on 2022 performance. The 2022 annual cash incentive payments were made in March 2023. The actual amounts paid under our annual cash incentive compensation program are the amounts reflected in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table.

(2)

This column represents the number of PSUs granted in 2022 to the NEOs. The threshold, target and maximum amounts reflect the maximum number of shares that may be earned assuming that 25%, 100% and 200% (175% for Mr. Jackola) of the applicable performance target is achieved. See footnote 3 to the Summary Compensation Table and page 35 of the Compensation Discussion and Analysis section for additional information.

(3)

Each amount reported in this column represents the grant date fair value of the applicable award which was determined pursuant to FASB ASC Topic 718. The calculation of the grant date fair value of the PSU awards discussed in footnote (4) is based on a Monte Carlo simulation model. The actual amounts that will be received by our NEOs with respect to these performance-based awards will be determined at the end of the performance period based upon our actual stock price performance, which may differ from the performance that was deemed probable at the date of the grant.

2023 PROXY STATEMENT	33

Executive Compensation

(4)

This amount represents the number of PSUs granted in 2022 to the NEOs, which vest at the later of the third anniversary of the grant date and the date the performance target is achieved on or prior to the fifth anniversary of the grant date. These PSUs vest at target and only in the event that the performance target is achieved.

(5)	This amount represents the number of RSUs granted in 2022 to the NEOs. The RSUs vest in equal installments on the first, second and third anniversaries of the grant date.

Outstanding Equity Awards at 2022 Year End

The following table provides information concerning unvested RSUs and PSUs held by each of our NEOs as of December 31, 2022.

	Stock Awards
Name	Grant Date		Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: # of Unearned Shares Not Vested (#)	Equity Incentive Plan Awards: Value Unearned Shares Not Vested ($)(2)

Russell A. Becker	3/9/2022		51,999	$978,101

	3/9/2022	(3)			143,618	$2,701,455

	3/9/2022	(4)			26,000	$489,060

	2/17/2021		34,904	$656,544

	2/17/2021	(5)			52,357	$984,835

Kevin S. Krumm	3/9/2022		18,055	$339,615

	3/9/2022	(3)			49,868	$938,017

	3/9/2022	(4)			9,028	$169,817

	9/20/2021		40,296	$757,968

Louis B. Lambert	8/2/2022		33,539	$630,869

Kristina M. Morton	3/9/2022		77,035	$1,449,028

Glenn David Jackola	3/9/2022		1,686	$31,714

	3/9/2022	(3)			4,655	$87,561

	3/9/2022	(4)			843	$15,857

Andrea M. Fike	3/9/2022		4,767	$89,667

	3/9/2022	(3)			13,165	$247,634

	3/9/2022	(4)			2,384	$44,843

	2/17/2021		2,513	$47,270

	2/17/2021	(5)			3,770	$70,914

	11/14/2019		8,130	$152,925

(1)

The RSUs vest in equal installments on the first, second and third anniversaries of the grant date, except for Ms. Fike’s November 14, 2019 grant, which vested in equal installments on January 1, 2021, January 1, 2022 and January 1, 2023.

(2)

These amounts are calculated by multiplying the closing price of the underlying shares of common stock on December 31, 2022, or $18.81 per share, by the number of units. The actual value realized could be different based upon the stock price at the time of settlement.

(3)	These PSUs vest at the later of the third anniversary of the grant date and the date the performance target is achieved on or prior to the fifth anniversary of the grant date.
(4)

These PSUs are subject to a three-year performance period beginning January 1, 2022 and ending December 31, 2024, and may be earned and vested at the end of the three-year performance period. The amount shown represents the number of units assuming threshold level performance. There is no assurance that the target amount will be the actual amount ultimately paid.

34	2023 PROXY STATEMENT

Executive Compensation

(5)

These PSUs are subject to a three-year performance period beginning January 1, 2021 and ending December 31, 2023, and may be earned and vested at the end of the three-year performance period. The amount shown represents the number of units assuming threshold level performance. There is no assurance that the target amount will be the actual amount ultimately paid.

Stock Vested During 2022

The following table provides information regarding vesting of RSUs and the value realized on vesting of RSUs on an aggregated basis during the fiscal year ended December 31, 2022 for each of the NEOs.

	Stock Awards(1)
Name(2)	# of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(3)

Russell A. Becker	180,785	$2,538,807

Kevin S. Krumm	20,149	$311,101

Andrea M. Fike	9,387	$236,259

(1)	These columns reflect RSUs previously awarded to the NEOs that vested during 2022 and represents gross amounts before withholding for tax purposes.
(2)	Ms. Morton, and Messrs. Lambert and Jackola are omitted from this chart because they had no vesting events during 2022.
(3)	Calculated based on the closing price of a share of common stock on the applicable vesting dates.

Potential Payments Upon Termination or Change in Control

Our Employment Agreements with Mr. Becker and Mr. Krumm as in effect in 2022 provide for severance payments under certain circumstances. Under these Employment Agreements, the Company may terminate Mr. Becker’s and Mr. Krumm’s employment at any time with or without “cause” (as defined in their respective Employment Agreements), and each of these executives may terminate employment at any time for “good reason” (as defined in their respective Employment Agreements). If the Company terminates the employment of Mr. Becker or Mr. Krumm without cause or if they terminate employment for good reason, each would be entitled to receive (i) his base salary for two years from the date of termination, (ii) an amount equal to two times his target annual bonus, paid in two annual installments, (iii) any earned and accrued but unpaid base salary up to the date of termination, (iv) his prorated annual bonus for the year in which the termination occurs, (v) any unpaid annual bonus with respect to any completed fiscal year and (vi) his vested employee benefits. In addition, Mr. Krumm would be entitled to continued insurance coverage for eighteen months following the date of termination. Neither Mr. Becker nor Mr. Krumm would be entitled to any unearned salary, bonus or other benefits if the Company were to terminate them for cause or if they were to terminate employment voluntarily without good reason.

With respect to Mr. Becker and Mr. Krumm, pursuant to their respective Employment Agreements, if employment should terminate as a result of the death or disability of the executive, the executive, or his estate, would be entitled to receive (i) all previously earned and accrued but unpaid base salary up to the date of termination and (ii) his prorated annual bonus for the year in which termination occurs. The Company’s obligation under the Employment Agreements with these executives terminates on the last day of the month in which the executive’s death occurs or on the date of termination of employment on account of the executive’s disability.

With respect to Mr. Lambert and Ms. Morton, as provided under the Executive Severance Policy (i) if, during the one-year period immediately following a “change in control,” the Company terminates the executive without “cause” (as defined in the policy) or if the executive terminates employment for “good reason” (as defined in the Equity Incentive Plan), the executive would be entitled to receive, subject to satisfaction of certain conditions, (a) an amount equal to 1.5x base salary, (b) an annual bonus amount based on target performance, (c) continued insurance coverage for twelve months following the date of termination, and (d) accelerated vesting of his or her unvested RSUs and PSUs at the greater of actual or target performance; and (ii) if the

2023 PROXY STATEMENT	35

Executive Compensation

Company should terminate the executive without cause at any other time, the executive would be entitled to receive, subject to satisfaction of certain conditions, (a) an amount equal to 1.0x or 1.5x base salary, determined by length of employment, (b) an annual bonus amount based on target performance, and (c) continued COBRA insurance coverage for twelve months following the date of termination. Neither Mr. Lambert nor Ms. Morton would be entitled to any unearned salary, bonus or other benefits if the Company were to terminate them for cause or if they were to terminate employment voluntarily without good reason.

With respect to Ms. Fike, cash severance includes twelve months of annual base salary. Upon termination of the transition period that ended on March 31, 2023, Ms. Fike received severance pursuant to the terms of her agreement in the amount of $450,000.

The following table shows the estimated benefits payable to each other NEO in the event of termination of employment and/or change in control of the Company, as described above. The amounts shown assume that a termination of employment or a change in control occurs on December 31, 2022. The amounts do not include payments or benefits provided under insurance or other plans that are generally available to all full-time employees.

Name	Termination without Cause or for Good Reason not in connection with a Change in Control ($)	Death or Disability ($)	Termination without Cause or for Good Reason in connection with a Change in Control ($)	Change in Control ($)

Russell A. Becker

Cash Severance	$6,750,000	$1,350,000	$6,750,000	$—

Intrinsic Value of Equity(1)	$—	$—	$10,231,568	$1,634,645

Insurance Benefits(2)	$—	$—	$38,051	$—

Total	$6,750,000	$1,350,000	$17,019,619	$1,634,645

Kevin S. Krumm

Cash Severance	$3,750,000	$750,000	$3,750,000	$—

Intrinsic Value of Equity(1)	$—	$—	$2,714,829	$1,097,583

Insurance Benefits(2)	$38,051	$—	$38,051	$—

Total	$3,788,051	$750,000	$6,502,880	$1,097,583

Louis B. Lambert(3)

Cash Severance	$875,000	$—	$1,125,000	$—

Intrinsic Value of Equity(1)	$—	$—	$630,869	$630,869

Insurance Benefits(2)	$—	$—	$—	$—

Total	$875,000	$—	$1,755,869	$630,869

Kristina M. Morton(3)

Cash Severance	$787,500	$—	$1,012,500	$—

Intrinsic Value of Equity(1)	$—	$—	$1,449,028	$1,449,028

Insurance Benefits(2)	$24,309	$—	$24,309	$—

Total	$811,809	$—	$2,485,837	$1,449,028

Glenn David Jackola

Cash Severance	$—	$—	$—	$—

Intrinsic Value of Equity(1)	$—	$—	$182,684	$31,714

Insurance Benefits(2)	$—	$—	$—	$—

Total	$—	$—	$182,684	$31,714

36	2023 PROXY STATEMENT

Executive Compensation

(1)

The Intrinsic Value of Equity represents the value of the acceleration of vesting of the executive’s RSUs and PSUs in the event of termination without cause or for good reason during the applicable period immediately following a change in control or upon a change in control pursuant to the applicable PSU agreement. The value is calculated by multiplying the closing price of a share of common stock on December 31, 2022, or $18.81 per share, by the number of units, which, in the case of PSUs, assumes target performance.

(2)	Amount includes the cost of benefits continuation for the applicable period.
(3)

For Mr. Lambert and Ms. Morton, the table reflects severance benefits payable under the Executive Severance Policy, effective January 1, 2023. Prior to January 1, 2023, Mr. Lambert and Ms. Morton were not entitled to cash severance upon termination of employment.

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the median annual total compensation of our employees and the annual total compensation of our CEO, Mr. Becker.

As of December 31, 2022, our employee population consisted of approximately 27,400 individuals working at the Company and its subsidiaries, of which approximately 13,500 are based in the United States and approximately 13,900 are based outside of the United States.

To identify our median employee,

•

We included all Company employees (excluding the CEO) on December 31, 2022, located in 10 countries in which we have operations; our employees in those 10 countries represent approximately 95% of employees on that date.

•	We excluded 1,402 employees from 13 countries under the SEC’s de minimis exemption.[1]

•

We used the gross cash compensation paid during calendar year 2022; we did not make any cost-of-living or other adjustments in identifying the median employee, and we did not annualize the pay of any employees who were not employed for the full year.

We then calculated the 2022 total annual compensation of the median employee in accordance with the requirements of the executive compensation rules for the Summary Compensation Table (Item 402(c)(2)(x) of Regulation S-K). Foreign currencies were converted into U.S. Dollars as of December 31, 2022, based on the average daily spot rates during December 2022. Once we identified the median employee using gross cash compensation, 2022 total compensation was calculated for the CEO and the median employee for 2022 using the same methodology required by the SEC for reporting in the Summary Compensation Table. Under this methodology, the annual total compensation of our CEO was $8,701,857, and the median employee’s annual total compensation was $55,709. The resulting ratio of the annual total compensation of our CEO to the annual total compensation of the median employee was 156 to 1. This ratio represents a reasonable estimate calculated in a manner consistent with SEC rules based on the methodology described above.

The SEC rules for identifying the median employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices, and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

This information is being provided in response to SEC disclosure requirements. Neither the Compensation Committee nor management of the Company uses the pay ratio measure in making any compensation decisions.

[1]

The countries and approximate number of employees excluded from the calculation are as follows: Austria (73), Belgium (279), China (75), Ireland (167), Macau (114), Monaco (3), New Zealand (205), Norway (88), Portugal (5), Singapore (157), Sweden (51), Switzerland (136), and Thailand (49).

2023 PROXY STATEMENT	37

Pay Versus Performance
As required by pay versus performance rules adopted by the SEC in 2022 (“PVP Rules”) and in effect for the first time for this proxy statement, the below Pay Versus Performance table (“PVP Table”) provides information about compensation for this proxy statement’s NEOs, as well as NEOs from our 2022 and 2021 proxy statements (each of 2020, 2021, and 2022, a “Covered Year”). The PVP Table also provides information about the results for certain financial performance measures during those same Covered Years. In reviewing this information, there are a few important things to consider:

•	The information in columns (b) and (d) comes directly from this and prior years’ Summary Compensation Tables, without adjustment;

•
As required by the PVP Rules, we describe the information in columns (c) and (e) as “compensation actually paid” (or “CAP”) to the applicable NEOs, but these CAP amounts may not necessarily reflect compensation that our NEOs actually earned for their service in the Covered Years;

•
The PVP Rules require that we choose a peer group or index for purposes of TSR comparisons, and we have chosen the same peer group reflected in our Annual Report on Form
10-K
for the year ended December 31, 2022, which group consists of: Cintas Corporation, Comfort Systems USA, Inc., EMCOR Group Inc., Jacobs Engineering Group Inc., Johnson Controls International plc, MasTec Inc., Otis Worldwide, and Quanta Services, Inc (the “PVP Peer Group”); and

•
As required by the PVP Rules, we provide information about our cumulative TSR, cumulative PVP Peer Group TSR results and U.S. GAAP net income results (the “External Measures”) during the Covered Years in the PVP Table, but we did not actually base any compensation decisions for the NEOs on, or link any NEO pay to, these particular External Measures.

Pursuant to the PVP Rules, the Company is required to designate one financial metric as the “Company-Selected Measure,” or the most important financial measure that demonstrates how the Company sought to link 2022 executive pay to performance. For 2022, the Company has selected adjusted EBITDA. Please see our discussion of adjusted EBITDA up above in the Compensation Discussion and Analysis for an explanation of how this financial performance measure is calculated.

Year	Summary Compensation Table Total for PEO 1	Compensation Actually Paid to PEO 1 2	Average Summary Compensation Table Total for Non-PEO NEOs 1	Average Compensation Actually Paid to Non-PEO NEOs 1 3	Value of Initial Fixed $100 Investment Based On:		Net Income (Loss) (millions)	Adjusted EBITDA (millions)
					Total Shareholder Return	Peer Group Total Shareholder Return 4

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)

2022	$8,701,857	$4,391,722	$1,928,794	$1,723,965	$178	$172	$73	$674

2021	$8,027,508	$11,514,717	$1,611,370	$1,288,101	$244	$181	$47	$407

2020	$1,742,994	$4,880,625	$858,874	$1,069,057	$172	$126	( $153)	$381

1
Russell Becker was the principal executive officer (“PEO”) for each of the Covered Years. The names of each of the other NEOs included for purposes of calculating the average amounts in each Covered Year are as follows: (i) for 2022, Kevin Krumm, Louis Lambert, Kristina Morton, David Jackola, and Andrea Fike; (ii) for 2021, Kevin Krumm, Andrea Fike, Paul Grunau, Thomas Lydon, and Andrew Cebulla; and (iii) for 2020, Thomas Lydon, Julius Chepey, Andrea Fike, Paul Grunau, and Mark Polovitz.

38	2023 PROXY STATEMENT

Executive Compensation

2	In accordance with the PVP Rules, the following adjustments were made to Mr. Becker’s total compensation for each Covered Year to determine the PEO CAP:

Year	Stock Awards Value Reported for the Covered Year	Year End Fair Value of Equity Awards Granted in the Covered Year	Year over Year Change in Fair Value of Equity Awards Outstanding and Unvested at Year End	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Covered Year	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Covered Year	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Covered Year	Value of Dividends or Other Earnings Paid on Stock Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Equity Award Adjustments

2022	($5,400,052)	$4,910,468	($1,700,530)	($2,120,022)	$0	$0	$0	($4,310,135)

2021	($5,700,280)	$6,746,096	$1,244,597	$496,532	$700,263	$0	$0	$3,487,209

2020	$0	$0	$2,482,662	$654,969	$0	$0	$0	$3,137,631

(a)	The grant date fair value of equity awards represents the amount reported in the “Stock Awards” column in the Summary Compensation Table and subtracted for the applicable Covered Year.

(b)
The equity award adjustments for each applicable Covered Year include those adjustments required by Item 402(v) of Regulation
S-K.
The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant.

3
In accordance with the requirements of Item 402(v) of Regulation
S-K,
adjustments were made to average total compensation for the NEOs as a group (excluding Mr. Becker) for each Covered Year to determine the compensation actually paid, using the same methodology described above in Note 2. The amounts deducted or added in calculating the total average equity award adjustments are as follows:

Year	Stock Awards Value Reported for the Covered Year (a)	Average Year End Fair Value of Equity Awards Granted in the Covered Year	Year over Year Average Change in Fair Value of Equity Awards Outstanding and Unvested at Year End	Year over Year Average Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Covered Year	Average Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Covered Year	Average Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Covered Year	Average Value of Dividends or Other Earnings Paid on Stock Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Average Equity Award Adjustments

2022	($949,022)	$878,847	($91,897)	($42,757)	$0	$0	$0	($204,829)

2021	($819,570)	$515,967	$49,560	$40,286	$71,988	($181,500)	$0	($323,269)

2020	($148,190)	$0	$305,231	$53,141	$0	$0	$0	$210,182

(a)	The grant date fair value of equity awards represents the amount reported in the “Stock Awards” column in the Summary Compensation Table and subtracted for the applicable Covered Year.

(b)
The equity award adjustments for each applicable Covered Year include those adjustments required by Item 402(v) of Regulation
S-K.
The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant.

4	Peer Group TSR represents the weighted peer group TSR, weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated.
Descriptions of Relationships Between CAP and Certain Financial Performance Measure Results
The PVP Rules require that comparisons be made between certain columns in the PVP Table. Such comparisons are provided graphically below. In accordance with that approach, the following charts show the relationships

2023 PROXY STATEMENT	39

Executive Compensation

across
the Covered Years between (1) our cumulative TSR and the cumulative TSR for the PVP Peer Group reflected in the PVP Table above, (2) our cumulative TSR and Mr. Becker’s CAP and the non-PEO
NEOs’ average CAP, (3) our GAAP Net Income reflected in the PVP Table above and Mr. Becker’s CAP and the non-PEO
NEOs’ average CAP, and (4) our adjusted EBITDA reflected in the PVP Table above and Mr. Becker’s CAP and the non-PEO
NEOs’ average CAP.

Required Disclosure of Most Important Measures
The Adjusted EBITDA represents the most important metrics we used to determine executive compensation for 2022 as further described in our Compensation Discussion and
Analysis.

40	2023 PROXY STATEMENT

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the disclosure set forth above under the heading “Compensation Discussion and Analysis” with management and, based on such review and discussions, it has recommended to the Board that the “Compensation Discussion and Analysis” be included in this proxy statement.

The Compensation Committee

Thomas V. Milroy, Chair

Paula D. Loop

Cyrus D. Walker

2023 PROXY STATEMENT	41

SECURITY OWNERSHIP

The following table sets forth certain information regarding (i) all shareholders known by the Company to be the beneficial owners of more than 5% of the Company’s issued and outstanding common stock and (ii) each director, each named executive officer and all directors and executive officers as a group, together with the approximate percentages of issued and outstanding common stock owned by each of them. Percentages are calculated based upon shares issued and outstanding plus shares which the holder has the right to acquire under share options, restricted stock units, warrants or Series A Preferred Stock or Series B Preferred Stock exercisable for or convertible into common stock within 60 days. Unless otherwise indicated, amounts are as of April 18, 2023, and each of the shareholders has sole voting and investment power with respect to the common stock beneficially owned, subject to community property laws where applicable. As of April 18, 2023, we had (1) 235,212,900 shares of common stock issued and outstanding, (2) 4,000,000 shares of Series A Preferred Stock issued and outstanding entitled to 4,000,000 votes and (3) 800,000 shares of Series B Preferred Stock issued and outstanding entitled to 32,520,326 votes. The percentage of “Total Voting Power” is calculated taking into account the voting power of these additional classes of voting securities.

Unless otherwise indicated, the address of each person named in the table below is c/o APi Group, Inc., 1100 Old Highway 8 NW, New Brighton, MN 55112.

	Shares Beneficially Owned
Beneficial Owner	Number		% of Common Stock	% of Total Voting Power

More than 5% Shareholders:

Entities managed by Viking Global Investors LP	42,095,793	(1)	14.4%	15.4%

Sir Martin E. Franklin	28,273,924	(2)	10.3%	10.4%

Entities affiliated with Blackstone Inc.	24,390,243	(3)	—	9.0%

The Vanguard Group	18,324,090	(4)	7.8%	6.7%

BlackRock, Inc.	14,490,896	(5)	6.2%	5.3%

Named Executive Officers and Directors:

Sir Martin E. Franklin	28,273,942	(2)	10.3%	10.4%

James E. Lillie	5,699,887	(6)	2.4%	2.1%

Ian G.H. Ashken	5,334,062	(7)	2.3%	2.0%

Russell A. Becker	3,006,836	(8)	1.3%	1.1%

David S. Blitzer	—		—	—

Andrea M. Fike	25,233	(9)	*	*

Glenn David Jackola	764	(10)	*	*

Kevin S. Krumm	18,161	(11)	*	*

Louis B. Lambert	—		—	—

Paula D. Loop	6,266	(12)	*	*

Thomas V. Milroy	75,562	(13)	*	*

Anthony E. Malkin	194,862	(14)	*	*

Kristina M. Morton	17,821		*	*

Cyrus D. Walker	28,062	(12)	*	*

Carrie A. Wheeler	28,062	(12)	*	*

All Current Executive Officers and Directors as a group (13 persons):	42,683,523	(15)	16.4%	15.7%

*	Represents beneficial ownership of less than one percent (1%) of our outstanding common stock or total voting power, as applicable.

42	2023 PROXY STATEMENT

SECURITY OWNERSHIP

(1)

Based on a Schedule 13G/A filed with the SEC on February 14, 2023. As of December 31, 2022, (i) 33,333,333 shares of common stock are held by Viking Global Opportunities Illiquid Investments Sub-Master LP (“VGOP”), which has the power to dispose of and vote the shares directly owned by it, which power may be exercised by its general partner, Viking Global Opportunities Portfolio GP LLC (“Viking Opportunities GP”), and Viking Global Investors LP (“VGI”), which provides managerial services to VGOP, (ii) 619,733 shares of common stock and 196,000 shares of Series B Preferred Stock (which are initially convertible into 7,967,479 shares of common stock) are held by Viking Global Equities Master Ltd. (“VGEM”), which has the power to dispose of and vote the shares directly owned by it, which power may be exercised by VGI, who provides managerial services to VGEM and (iii)12,646 shares of common stock and 4,000 shares of Series B Preferred Stock (which are initially convertible into 162,602 shares of common stock) are held by Viking Global Equities II LP (“VGEII”), which has the power to dispose of and vote the shares directly owned by it, which power may be exercised by VGI, who provides managerial services to VGEII. This number does not include any shares of common stock paid as dividends on the Series B Preferred Stock. O. Andreas Halvorsen, David C. Ott and Rose Shabet, as Executive Committee members of Viking Global Partners LLC (the general partner of VGI) and Viking Opportunities GP have shared power to direct the voting and disposition of investments beneficially owned by VGI and Viking Opportunities GP The address for each of the above entities is c/o Viking Global Investors LP, 55 Railroad Avenue, Greenwich, CT 06830.

(2)

This amount consists of (i) 12,342,559 shares of common stock held by MEF Holdings, LLLP; (ii) 4,000,000 shares of common stock issuable upon conversion of Series A Preferred Stock held by Mariposa Acquisition IV, LLC which are convertible at any time at the option of the holder into common stock on a one-for-one basis; (iii) 4,563,958 shares of common stock held by JTOO (as defined below), which Sir Martin has the sole power to vote pursuant to an Irrevocable Proxy Agreement, dated January 5, 2021, between himself and each of Ian G. H. Ashken, James E. Lillie and Robert A. E. Franklin, pursuant to which each of them granted Sir Martin an irrevocable proxy to vote, for so long as Sir Martin serves as a director of the Company, all shares of common stock owned, directly or indirectly, by each of them (the “2021 Proxy Agreement”); (iv) 1,135,929 shares of common stock (including 6,266 shares of common stock issuable in settlement of restricted stock units which vest within 60 days of April 18, 2023) held by James E. Lillie, which Sir Martin has the sole power to vote pursuant to the 2021 Proxy Agreement; (v) 5,106,000 shares of common stock held by IGHA (as defined below), which Sir Martin has the sole power to vote pursuant to the 2021 Proxy Agreement; (vi) 216,920 shares of common stock held by The Ian G. H. Ashken Living Trust, which Sir Martin has the sole power to vote pursuant to the 2021 Proxy Agreement; (vii) 11,142 shares of common stock (including 6,266 shares of common stock issuable in settlement of restricted stock units which vest within 60 days of April 18, 2023) held by Ian G. H. Ashken, which Sir Martin has the sole power to vote pursuant to the 2021 Proxy Agreement; and (viii) 897,434 shares of common stock held by Robert A. E. Franklin, which Sir Martin has the sole power to vote pursuant to the 2021 Proxy Agreement. MEF Holdings, LLLP, the general partner of which is wholly-owned by the Martin E. Franklin Revocable Trust of which Sir Martin is the sole settlor and trustee, holds a limited liability company interest in Mariposa Acquisition IV, LLC and, as a result, Sir Martin may be deemed to have a pecuniary interest in 1,728,400 shares of common stock issuable upon conversion of Series A Preferred Stock held by Mariposa Acquisition IV, LLC.

(3)

Based on a Schedule 13D filed with the SEC on January 13, 2022. As of January 3, 2022, (i) Juno Lower Holdings directly holds 592,610 shares of Series B Preferred Stock (which is initially convertible into 24,089,837 shares of common stock) and (ii) FD Juno Holdings directly holds 7,390 shares of Series B Preferred Stock (which is initially convertible into 300,406 shares of common stock). FD Juno Holdings Manager L.L.C. is the general partner of FD Juno Holdings. Blackstone Tactical Opportunities Fund – FD L.P. is the sole member of FD Juno Holdings Manager L.L.C. Blackstone Tactical Opportunities Associates III – NQ L.P. is the general partner of Blackstone Tactical Opportunities Fund – FD L.P. BTO DE GP – NQ L.L.C. is the general partner of Blackstone Tactical Opportunities Associates III – NQ L.P. Blackstone Holdings II L.P. is the managing member of BTO DE GP – NQ L.L.C. Blackstone Holdings I/II GP L.L.C. is the general partner of Blackstone Holdings II L.P. Juno Holdings Manager L.L.C. is the general partner of Juno Lower Holdings L.P. Blackstone Juno Holdings L.P. is the sole member of Juno Holdings Manager L.L.C. BTO Holdings Manager L.L.C. is the general partner of Blackstone Juno Holdings L.P. Blackstone Tactical Opportunities Associates L.L.C. is the managing member of BTO Holdings Manager L.L.C. BTOA L.L.C. is the sole member of Blackstone Tactical Opportunities Associates L.L.C. Blackstone Holdings III L.P. is the managing member of BTOA L.L.C. Blackstone Holdings III GP L.P. is the general partner of Blackstone Holdings III L.P. Blackstone Holdings III GP Management L.L.C. is the general partner of Blackstone Holdings III GP L.P. Blackstone Inc. is the sole member of each of Blackstone Holdings I/II GP L.L.C. and Blackstone Holdings III GP Management L.L.C. The sole holder of the Series II preferred stock of Blackstone Inc. is Blackstone Group Management L.L.C. Blackstone Group Management L.L.C. is wholly-owned by Blackstone’s senior managing directors and controlled by its founder, Stephen A. Schwarzman. Does not include any shares of common stock paid as dividends on the Series B Preferred Stock. The address of the principal business office of the above entities is c/o Blackstone Inc., 345 Park Avenue, New York, NY 10154.

(4)

Based on a Schedule 13G/A filed with the SEC on February 9, 2023. As of December 31, 2022, the Vanguard Group, Inc. has shared voting power over 137,274 shares of common stock; sole dispositive power over 18,000,413 shares of common stock and shared dispositive power over 323,677 shares of common stock. The address of the principal business office of The Vanguard Group, Inc. is 100 Vanguard Blvd., Malvern, PA 19355.

(5)

Based on a Schedule 13G/A filed with the SEC on February 1, 2023. As of December 31, 2022, BlackRock, Inc. has sole voting power over 14,102,506 shares of common stock and sole dispositive power over 14,490,896 shares of common stock. The address of the principal business office of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

2023 PROXY STATEMENT	43

SECURITY OWNERSHIP

(6)

This amount consists of (i) 4,557,632 shares of common stock held directly by JTOO; (ii) 1,135,989 shares of common stock held directly by Mr. Lillie (are subject to the 2021 Proxy Agreement but over which Mr. Lillie retains direct or indirect investment power); and (iii) 6,266 shares of common stock issuable in settlement of restricted stock units vesting within 60 days of April 18, 2023. In addition, JTOO LLC (“JTOO”), which is owned by the Lillie 2015 Dynasty Trust of which Mr. Lillie is the grantor, holds a limited liability company interest in Mariposa Acquisition IV, LLC and, as a result, Mr. Lillie may be deemed to have a pecuniary interest in 768,000 shares of common stock issuable upon conversion of Series A Preferred Stock held by Mariposa Acquisition IV, LLC.

(7)

This amount consists of (i) 5,106,000 shares of common stock held by IGHA (which are subject to the 2021 Proxy Agreement but over which Mr. Ashken has retained direct or indirect investment power); (ii) 21,796 shares of common stock held directly by The Ian G.H. Ashken Living Trust (the “Ashken Trust”) of which Mr. Ashken is the sole settlor and trustee (which are subject to the 2021 Proxy Agreement but over which Mr. Ashken has retained direct or indirect investment power); (iii) 200,000 shares of common stock directly held by the Ian GH Ashken Living Trust and the Nancy K. Ashken Living Trust as tenants in common; and (iv) 6,266 shares of common stock issuable in settlement of restricted stock units vesting within 60 days of April 18, 2023. In addition, IGHA Holdings, LLLP (“IGHA”), the general partner of which is wholly-owned by Ashken Trust, holds a limited liability company interest in Mariposa Acquisition IV, LLC and, as a result, Mr. Ashken may be deemed to have a pecuniary interest in 768,000 shares of common stock issuable upon conversion of Series A Preferred Stock held by Mariposa Acquisition IV, LLC.

(8)

This amount consists of (i) 1,123,438 shares of common stock held directly; (ii) 130,950 shares of common stock held directly by Mr. Becker’s spouse; (iii) 572,993 shares of common stock held by The Russell A. Becker 2016 Family Trust, of which Mr. Becker’s spouse is the trustee and over which she has sole voting and investment power; (iv) 644,050 shares of common stock held by The Patricia L. Becker Legacy Trust, of which Mr. Becker is the trustee and over which he has sole voting and investment power; (v) 531,680 shares of common stock held by The Russell A. Becker GST Trust, of which Mr. Becker’s spouse is the trustee and over which she has sole voting and investment power; (vi) 2,212 shares of common stock held by Mr. Becker’s children, whose principal residence is the same as Mr. Becker’s; and (vii) 1,513 shares of common stock held in a 401(k) retirement account for the benefit of Mr. Becker. This amount does not include any pro rata ownership interest Mr. Becker may have in any of the shares of common stock held in an indemnification escrow account in connection with the APi Acquisition (the “ESOP Escrow Shares”), of which shares the Company has the power to direct the vote, to the extent any remain following the termination of the indemnification escrow.

(9)	This amount includes 948 shares of common stock held in a 401(k) retirement account for the benefit of Ms. Fike.

(10)	This amount includes 404 shares of common stock held in a 401(k) retirement account for the benefit of Mr. Jackola.

(11)	This amount includes 404 shares of common stock held in a 401(k) retirement account for the benefit of Mr. Krumm.

(12)	This amount includes 6,266 shares of common stock issuable in settlement of restricted stock units vesting within 60 days of April 18, 2023.

(13)

This amount consists of (i) 31,796 shares of common stock; (ii) 37,500 shares of common stock underlying options to purchase common stock, pursuant to an Option Deed, which are exercisable at any time until October 1, 2024 at the option of the holder; and (iii) 6,266 shares of common stock issuable in settlement of restricted stock units vesting within 60 days of April 18, 2023.

(14)

This amount consists of (i) 77,396 shares of common stock held directly; (ii) 83,400 shares of Common Stock held by a limited liability company of which Mr. Malkin is the manager; (iii) 27,800 shares of Common Stock held by a limited liability company of which Mr. Malkin is the manager; and (iv) 6,266 shares of common stock issuable in settlement of restricted stock units vesting within 60 days of April 18, 2023.

(15)

This amount includes an aggregate of (i) 4,000,000 shares of common stock issuable upon conversion of Series A Preferred Stock; (ii) 37,500 shares of common stock issuable upon exercise of options; and (iii) 43,862 shares of common stock issuable upon settlement of restricted stock units vesting within 60 days of April 18, 2023.

44	2023 PROXY STATEMENT

PROPOSAL 2—RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR 2023 FISCAL YEAR

The Audit Committee of the Board has appointed KPMG to continue to serve as our independent registered public accounting firm for the 2023 fiscal year. KPMG has been our independent registered public accounting firm since 2019.

In the event our shareholders do not ratify the appointment of KPMG, such appointment may be reconsidered by the Audit Committee. Ratification of the appointment of KPMG to serve as our independent registered public accounting firm for the 2023 fiscal year will in no way limit the Audit Committee’s authority to terminate or otherwise change the engagement of KPMG for the 2023 fiscal year. We expect representatives of KPMG to attend the 2023 Annual Meeting, where they will have an opportunity to make a statement, if they so desire, and will also be available to respond to appropriate questions.

Fees Billed to the Company by its Independent Registered Public Accounting Firms

The following table presents fees billed for audit and other services rendered by KPMG and in 2022 and 2021:

Services Provided	2022 (KPMG) ($)	2021 (KPMG) ($)

Audit Fees(1)	$8,864,000	$6,150,000

Audit Related Fees(2)	$1,627,000	$1,873,000

Tax Fees(3)	$1,161,000	$2,533,253

All Other Fees	$—	$—

Total	$11,652,000	$10,556,253

(1)

Audit fees for 2022 were for professional services rendered in connection with the audit of our consolidated financial statements, including quarterly reviews. Audit fees for 2021 were for professional services rendered in connection with the audit of our consolidated financial statements, including quarterly reviews and consents related to registration statements and comfort letters related to debt and equity offerings.

(2)

With respect to KPMG, the 2022 audit-related fees were for professional services associated with consulting related to acquisitions, and the 2021 audit-related fees were for professional services associated with financial due diligence related to an acquisition, comfort letters associated with the Company’s debt and equity offerings, and consents related to various filings.

(3)	Tax fees for 2022 and 2021 were for professional services associated with tax compliance and tax advice.

Pre-Approval Policies and Procedures for Audit and Permitted Non-Audit Services

The Audit Committee requires that it preapprove all auditing services and permitted non-audit services to be performed by its independent auditor, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act, which are approved by the Audit Committee prior to the completion of the audit. Either the Chair of the Audit Committee acting alone or the other two members acting jointly may grant preapprovals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant preapprovals shall be presented to the full Audit Committee or the Board at its next scheduled meeting.

Consistent with these policies and procedures, the Audit Committee has approved all of the services rendered by KPMG during fiscal year 2022, as described above.

2023 PROXY STATEMENT	45

Proposal 2—Ratification of Independent Registered Public Accountants For 2023 Fiscal Year

Audit Committee Report

The Audit Committee oversees the accounting and financial reporting processes of the Company on behalf of the Board. Management has primary responsibility for the Company’s financial statements, financial reporting process and internal controls over financial reporting. The independent auditors are responsible for performing an independent audit of the Company’s financial statements in accordance with the standards of the Public Company Accounting

Oversight Board (United States) (“PCAOB”) and evaluating the effectiveness of internal controls and issuing reports thereon. The Audit Committee’s responsibility is to select the independent auditors and monitor and oversee the accounting and financial reporting processes of the Company, including the Company’s internal controls over financial reporting and the audits of the financial statements of the Company.

During 2022 and the first quarter of 2023, the Audit Committee regularly met and held discussions with management and the independent auditors. In the discussions related to the Company’s financial statements for fiscal year 2022, management represented to the Audit Committee that such financial statements were prepared in accordance with U.S. generally accepted accounting principles. The Audit Committee reviewed and discussed with management and the independent auditors the audited financial statements for fiscal year 2022 and management’s evaluation of the effectiveness of the design and operation of disclosure controls and procedures.

In fulfilling its responsibilities, the Audit Committee discussed with the independent auditors those matters required to be discussed by the auditors with the Audit Committee under the applicable rules adopted by the PCAOB and the SEC. In addition, the Audit Committee received from the independent auditors the written disclosures and letter required by applicable requirements of the PCAOB regarding the independent auditor’s communications with the Audit Committee concerning independence, and the Audit Committee discussed with the independent auditors that firm’s independence. In connection with this discussion, the Audit Committee also considered also whether the provision of services by the independent auditors not related to the audit of the Company’s financial statements for fiscal year 2022 was compatible with maintaining the independent auditors’ independence. The Audit Committee’s policy requires that the Audit Committee approve any audit or permitted non-audit service proposed to be performed by its independent auditors in advance of the performance of such service.

Based upon the Audit Committee’s discussions with management and the independent auditors and the Audit Committee’s review of the representations of management and the written disclosures and letter of the independent auditors provided to the Audit Committee, the Audit Committee recommended to the Board that the audited financial statements for the year ended December 31, 2022 be included in the Company’s Annual Report.

See the portion of this proxy statement titled “Corporate Governance—Audit Committee” for information on the Audit Committee’s meetings in 2022.

The Audit Committee

Ian G.H. Ashken, Chair

Paula D. Loop

Carrie A. Wheeler

RECOMMENDATION OF THE BOARD OF DIRECTORS

✔	OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR THE 2023 FISCAL YEAR.

46	2023 PROXY STATEMENT

PROPOSAL 3—ADVISORY VOTE ON EXECUTIVE COMPENSATION

Section 14A of the Exchange Act requires us to provide our shareholders with the opportunity to approve, on a nonbinding, advisory basis, the compensation of our NEOs, often referred to as “Say-on-Pay.”

At the 2022 Annual Meeting, approximately 96% of the votes cast supported our executive compensation program. We believe that our executive compensation program continues to be consistent with our core compensation principles and is structured to assure that those principles are implemented. We encourage you to read the entire Compensation Discussion and Analysis portion of this proxy statement (“CD&A”) to learn more about our executive compensation program and the impact that our financial performance has on the short-term and long-term incentive compensation earned by our executives in 2022. As described in the CD&A, our executive compensation philosophy and programs align executive compensation decisions with our desired business direction, strategy and performance and to attract and retain the key executives necessary to support the Company’s growth and success, both operationally and strategically, and to motivate executives to achieve short- and long-term goals with the ultimate objective of creating sustainable shareholder value.

The Board recommends that you vote for the compensation paid to our NEOs in 2022 and is submitting to shareholders the following resolution for their consideration and approval at the 2023 Annual Meeting:

“RESOLVED, that, the compensation paid to the Company’s NEOs in 2022, as disclosed in this proxy statement for our 2023 Annual Meeting pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the compensation tables and related narrative disclosure, is hereby approved.”

Shareholders’ vote on this proposal is advisory, and therefore not binding on the Company, the Compensation Committee or the Board. However, we value the opinions of our shareholders and, accordingly, the Board and the Compensation Committee will consider the outcome of this advisory vote in connection with future executive compensation decisions.

RECOMMENDATION OF THE BOARD OF DIRECTORS

✔	OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS IN 2022.

2023 PROXY STATEMENT	47

OTHER MATTERS

Requirements, including Deadlines, for Submission of Proxy Proposals, Nomination of Directors and Other Business of Shareholders

In order to submit shareholder proposals to be considered for inclusion in the Company’s proxy statement, notice of annual meeting and proxy for our 2024 Annual Meeting of Shareholders pursuant to SEC Rule 14a-8, materials must be received by the Corporate Secretary at the Company’s principal office in New Brighton, MN, no later than December 30, 2023.

The proposals must comply with all of the requirements of SEC Rule 14a-8. Proposals should be addressed to: Corporate Secretary, APi Group Corporation, 1100 Old Highway 8 NW, New Brighton, Minnesota 55112, United States. As the rules of the SEC make clear, simply submitting a proposal does not guarantee its inclusion.

The Company’s bylaws also establish an advance notice procedure with regard to director nominations and shareholder proposals that are not submitted for inclusion in the Company’s proxy statement, but that a shareholder instead wishes to present directly at an annual meeting. To be properly brought before our 2024 Annual Meeting of Shareholders, a notice of the director nomination or the matter the shareholder wishes to present at the meeting complying with the Company’s bylaws must be delivered to the Corporate Secretary at the Company’s principal office in New Brighton, MN (see above), not less than 90 or more than 120 days prior to the first anniversary of the date of the 2023 Annual Meeting, except that if the 2024 Annual Meeting of Shareholders is more than 30 days before or more than 70 days after such anniversary date, such notice must be delivered not earlier than 120 days prior to such anniversary date or the 10th day following our public announcement of the date of the 2024 Annual Meeting of Shareholders. As a result, and assuming that the 2024 Annual Meeting of Shareholders is not more than 30 days before or more than 70 days after the first anniversary of the date of the 2023 Annual Meeting, any notice given by or on behalf of a shareholder pursuant to these provisions of the Company’s bylaws (and not pursuant to Exchange Act Rule 14a-8) must be delivered no earlier than February 16, 2024, and no later than March 17, 2024. All director nominations and shareholder proposals must comply with the requirements of the Company’s bylaws, a copy of which may be obtained at no cost from the Corporate Secretary of the Company.

Shareholders providing notice to the Company under the SEC’s Rule 14a-19 who intend to solicit proxies in support of nominees submitted under the advance notice provision of the Company’s bylaws for the 2024 Annual Meeting of Shareholders must comply with the advance notice deadline set forth above, the requirements of the Company’s bylaws and the additional requirements of Rule 14a-19(b).

Other than the items of business described in this proxy statement, the Company does not expect any matters to be presented for a vote at the 2023 Annual Meeting. If you grant a proxy, the persons named as proxy holders on the proxy card or voting instruction form will have the discretion to vote your shares on any additional matters properly presented for a vote at the 2023 Annual Meeting. If, for any unforeseen reason, any one or more of the Company’s nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board.

Our Board or the chair of the Annual Meeting may refuse to allow the transaction of any business or the consideration of any director nomination not made in compliance with the Company’s bylaws.

List of Shareholders Entitled to Vote at the 2023 Annual Meeting

The names of shareholders of record entitled to vote at the 2023 Annual Meeting will be available at the Company’s principal office in New Brighton, MN, for a period of ten (10) days prior to the 2023 Annual Meeting and continuing through the 2023 Annual Meeting. The list will also be made available during the 2023 Annual Meeting.

48	2023 PROXY STATEMENT

Other Matters

Expenses Relating to this Proxy Solicitation

This proxy solicitation is being made by the Company, and we will pay all expenses relating to this proxy solicitation. In addition to this solicitation, our officers, directors and employees may solicit proxies by telephone, personal call or electronic transmission without extra compensation for that activity. We also expect to reimburse our transfer agent, banks, brokers and other persons for reasonable out-of-pocket expenses in forwarding proxy materials to beneficial owners of our common stock and obtaining the proxies of those owners. We have engaged Morrow Sodali LLC (“Morrow Sodali”) as our proxy solicitor at an anticipated cost of approximately $12,000 plus reasonable out-of-pocket expenses and fees for optional services. This estimate is subject to the final solicitation campaign approved by us and Morrow Sodali.

Communication with Our Board of Directors

Any shareholder or other interested party who desires to contact any member of the Board (or our Board as a group) may do so in writing to the following address:

Co-Chairs of the Board

APi Group Corporation

c/o Corporate Secretary

1100 Old Highway 8 NW

New Brighton, MN 55112

United States

Communications are distributed to the Board, or to any individual directors as appropriate, depending on the facts and circumstances outlined in the communication.

Householding

Some brokers, banks or other intermediaries may be participating in the practice of “householding” our proxy materials. Under this procedure, which has been approved by the SEC, shareholders who have the same address and last name will receive only one copy of our Notice of Internet Availability of Proxy Materials (the “Notice”) or proxy statement and annual report, as applicable, unless contrary instructions have been received from the affected shareholders. This procedure will reduce our printing costs and postage fees. We do not household for our shareholders of record.

Once you have received notice from your broker, bank or other intermediary that it will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate copy of our Notice or proxy statement and annual report, as applicable, or if you are receiving multiple copies of any of these documents and wish to receive only one, please notify your broker, bank or other intermediary.

We will deliver promptly upon written or oral request a separate copy of our Notice, proxy statement and/or annual report to a shareholder at a shared address to which a single copy was delivered. For copies of any of these documents, shareholders should contact us using the contact information set forth below under “Available Information.”

Available Information

We will deliver without charge to each person whose proxy is being solicited, upon request of any such person, a copy of the Notice, this proxy statement and our Annual Report. A request for a copy of any of these documents should be directed to APi Group Corporation, 1100 Old Highway 8 NW, New Brighton, MN 55112, Attention: Secretary, Telephone: (651) 636-4320.

2023 PROXY STATEMENT	49

Other Matters

In addition, copies of the charters of each of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, together with certain other corporate governance materials, including our Business Conduct and Ethics Policy and Code of Ethics for Senior Financial Officers, can be found under the Investor Relations—Corporate Governance section of our website at www.apigroup.com and such information is also available in print to any shareholder who requests it through the methods listed above.

50	2023 PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT VOTING AT THE 2023 ANNUAL MEETING AND RELATED MATTERS

Q:	Who can attend the 2023 Annual Meeting?

A:

Shareholders of record as of April 18, 2023 (the “Record Date”), beneficial owners with control numbers or legal proxies obtained from the shareholders of record as of the Record Date, and guests may attend the 2023 Annual Meeting virtually. See the Notice of 2023 Annual Meeting for additional information on how to gain access to the 2023 Annual Meeting.

If your shares are registered directly in your name with our transfer agent, Computershare, you are a “registered holder,” which means you are the shareholder of record with respect to those shares.

If your shares are held by a bank or broker, the bank or broker is the shareholder of record. You are the “beneficial owner” (and hold your shares in “street name”) and the bank or broker is your “nominee.”

If you hold shares as a participant in the (1) APi Group, Inc. Employee Stock Ownership Plan (“ESOP”), (2) APi Group 401(k) & Profit Sharing Plan, (3) APi Group Safe Harbor 401(k) & Profit Sharing Plan, and/or (4) the Vipond Inc. Employees’ Profit Sharing Plan (collectively, “employee benefit plans”), the plan trustee of the applicable plan is the shareholder of record and your nominee.

Q:	Who may vote at the 2023 Annual Meeting?

A:

You are receiving this proxy statement, the accompanying proxy card or voting instruction form and our annual report to shareholders because you own shares of common stock, shares of Series A Preferred Stock, (the “Series A Preferred Stock”) or shares of 5.5% Series B Perpetual Convertible Preferred Stock, (the “Series B Preferred Stock”) of APi Group Corporation that entitle you to vote at the 2023 Annual Meeting.

If you are a participant in an employee benefit plan, you may vote in advance of the 2023 Annual Meeting (as described below under “How do I Vote?”) and, if you do, your vote will be counted at that meeting; however, except as otherwise described below, you will not be able to vote at the 2023 Annual Meeting.

With that exception, anyone owning shares of common stock, Series A Preferred Stock or Series B Preferred Stock at the close of business on the Record Date may vote electronically at the 2023 Annual Meeting. You may cast at or prior to the 2023 Annual Meeting (1) one vote for each share of common stock held by you on the Record Date, (2) one vote for each share of Series A Preferred Stock held by you on the Record Date and (3) the number of votes equal to the number of shares of common stock into which your shares of Series B Preferred Stock could be converted as of such date, on all items of business presented in this proxy statement and at the 2023 Annual Meeting. Each share of Series A Preferred Stock and Series B Preferred Stock will entitle the holder thereof to vote together with the holders of common stock as a single class. As of the close of business on the Record Date, we had (a) 235,212,900 shares of common stock outstanding entitled to cast 235,212,900 votes, (b) 4,000,000 shares of Series A Preferred Stock outstanding entitled to 4,000,000 votes and (c) 800,000 shares of Series B Preferred Stock outstanding entitled to 32,520,326 votes.

Q:	How do I vote?

A:	Registered Holder: If you are a registered holder, there are four ways to vote:

•	Via the Internet. You may vote by proxy via the Internet by following the instructions provided on the proxy card or voting instruction form mailed to you.

2023 PROXY STATEMENT	51

Questions and Answers About Voting at the 2023 Annual Meeting and Related Matters

•	By Telephone. You may vote by proxy by calling the toll-free number found on the proxy card or voting instruction form.

•	By Mail. You may vote by proxy by filling out the proxy card or voting instruction form and returning it in the envelope provided.

•

During the Meeting. You must attend the 2023 Annual Meeting virtually as a shareholder to vote during the meeting. Please see the information below for how to attend the 2023 Annual Meeting. If you attend the 2023 Annual Meeting as a shareholder, you can follow the online instructions to vote your shares during the meeting.

Beneficial Owners: If you are a beneficial owner of shares held in “street name,” a proxy card or voting instruction form has been forwarded to you by your broker or other nominee. You have the right to direct your broker or other nominee on how to vote your shares by following the instructions on the proxy card or voting instruction form, which generally provides four ways to vote:

•

Via the Internet. You may vote by proxy via the Internet by visiting www.proxyvote.com and entering the control number found on the proxy card or voting instruction form provided by your broker or other nominee. The availability of Internet voting may depend on the voting process of your broker or other nominee.

•	By Mail. You may vote by proxy by filling out the proxy card or voting instruction form provided by your broker or other nominee and returning it in the envelope provided.

•	By Telephone. You may vote by proxy by calling the toll-free number found on the proxy card or voting instruction form.

•

During the Annual Meeting. To vote your shares during the 2023 Annual Meeting, you must follow the instructions provided by your broker or other nominee and attend the meeting as a shareholder. Please see “How can I attend the 2023 Annual Meeting” below for information on how to attend the meeting as a shareholder to vote your shares during the meeting.

If you attend the 2023 Annual Meeting as a guest, you will not be able to vote your shares during the meeting.

If you vote over the Internet or by telephone, you do not need to return your proxy card or voting instruction form. Internet and telephone voting for shareholders will be available 24 hours a day, and will close at 10:59 p.m., Central Time, on June 14, 2023. Even if you plan to attend the 2023 Annual Meeting virtually, the Company recommends that you vote your shares in advance as described above so that your vote will be counted if you later decide not to attend the 2023 Annual Meeting.

Participants in the employee benefit plans:

•

Shares Held in Your Account under the ESOP. If you are a participant or beneficiary with an account in the ESOP, you are entitled to direct the ESOP’s trustee as to how any shares that have been allocated to your ESOP account and that remained in your ESOP account as of the Record Date should be voted at the 2023 Annual Meeting.

•

Shares Held in Your Account under the APi Group 401(k) & Profit Sharing Plan, the APi Group Safe Harbor 401(k) & Profit Sharing Plan or the Vipond Inc. Employees’ Profit Sharing Plan. If you are a participant or beneficiary with an account in one or more of (1) the APi Group 401(k) & Profit Sharing Plan, (2) the APi Group Safe Harbor 401(k) & Profit Sharing Plan and/or (3) the Vipond Inc. Employees’ Profit Sharing Plan, you will be permitted to direct the applicable plan trustee(s) or other intermediary as to how any shares held in your plan account as of the Record Date should be voted at the 2023 Annual Meeting.

52	2023 PROXY STATEMENT

Questions and Answers About Voting at the 2023 Annual Meeting and Related Matters

You have the right to direct your nominee(s) or other intermediary on how to vote your shares by following the instructions on the proxy card or voting instruction form forwarded to you by your nominee(s), which generally provides three ways to vote:

•

Via the Internet. You may vote by proxy via the Internet by visiting www.proxyvote.com and entering the control number found on the proxy card or voting instruction form provided by your nominee. The availability of Internet voting may depend on the voting process of your nominee.

•	By Telephone. You may vote by proxy by calling the toll-free number found on the proxy card or voting instruction form.

•	By Mail. You may vote by proxy by filling out the proxy card or voting instruction form provided by your nominee and returning it in the envelope provided.

Earlier Voting Deadlines for Participants in Certain Employee Benefit Plans. Because the ESOP’s trustee and the other employee benefits plans’ trustee(s) or other intermediary will vote on your behalf, and in accordance with your directions, except as noted below, you will not be able to vote during the 2023 Annual Meeting and must vote by following deadlines:

•	Votes of shares held in an ESOP account must be made by 10:59 p.m. (Central Time) on June 6, 2023.

•	Votes of shares held in a APi Group 401(k) & Profit Sharing Plan or APi Group Safe Harbor 401(k) & Profit Sharing Plan account must be made by 10:59 p.m. (Central Time) on June 12, 2023.

•

Votes of shares held in a Vipond Inc. Employees’ Profit Sharing Plan account must be made by 10:59 p.m. (Central Time) on June 14, 2023 in order to vote prior to the 2023 Annual Meeting, or you may vote during the meeting. See “How can I attend the 2023 Annual Meeting” below for information on how to attend the meeting as a shareholder to vote your shares during the meeting.

Q:	How can I attend the 2023 Annual Meeting?

A:	The 2023 Annual Meeting will be held in a virtual-only format via live webcast. No physical meeting will be held.

To access the 2023 Annual Meeting, please visit www.virtualshareholdermeeting.com/APG2023. You may begin logging into the 2023 Annual Meeting on the day of the meeting at 8:15 a.m., Central Time, 15 minutes in advance of the start of the meeting. We encourage you to access the meeting prior to the start time and allow ample time for the check-in procedures.

You may log in using one of two options: (1) join as a guest or (2) join as a shareholder. To join as a guest, you will need to enter the information requested on the screen to register as a guest. If you enter the meeting as a guest, you will not be able to vote your shares or submit questions during the meeting.

If you were a registered holder or a beneficial owner as of the Record Date, you may join the 2023 Annual Meeting as a shareholder by entering the 16-digit control number found on the proxy card or voting instruction form previously received in connection with the 2023 Annual Meeting. If you are a beneficial owner as of the Record Date and you do not have a 16-digit control number, you should contact your bank, broker or other nominee (preferably at least 5 days before the meeting) and obtain a “legal proxy” in order to be able to attend and participate in the meeting. You must join the meeting as a shareholder to vote your shares or submit questions during the meeting.

If you were a participant in an employee benefit plan and you have a control number, you may join the 2023 Annual Meeting as a shareholder using that control number. Otherwise, you may join the meeting as a guest.

2023 PROXY STATEMENT	53

Questions and Answers About Voting at the 2023 Annual Meeting and Related Matters

Q:	What if I need technical assistance accessing the virtual-only meeting?

A:

The virtual meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome and Safari) and devices (desktops, laptops, tablets and cell phones) running the most updated version of applicable software and plugins. Beginning 15 minutes prior to the meeting start, technicians will be available to assist you with any technical difficulties you may have accessing the virtual meeting webcast. If you encounter any difficulties accessing the webcast, please call the technical support number that will be posted on the annual meeting website log-in page (www.virtualshareholdermeeting.com/APG2023).

Q:	How do I ask questions at the 2023 Annual Meeting?

A:

Shareholders will have the ability to submit questions during the 2023 Annual Meeting via the meeting website at www.virtualshareholdermeeting.com/APG2023 by following the instructions available on the meeting page. Questions relevant to 2023 Annual Meeting matters will be answered during the meeting, subject to time constraints. To ensure that as many shareholders as possible are able to ask questions during the 2023 Annual Meeting, each shareholder will be permitted no more than two questions. Questions from multiple shareholders on the same topic or that are otherwise related may be grouped, summarized and answered together. If you join the meeting as a guest, you will not be able to ask questions.

Responses to questions relevant to 2023 Annual Meeting matters that are not answered during the meeting will be posted on the Company’s Investor Relations webpage.

Q:	How do I obtain electronic access to the proxy materials?

A:	This proxy statement and our Annual Report are available to shareholders free of charge at http://materials.proxyvote.com/00187Y.

If you are a beneficial owner or a participant in an employee benefit plan, you may be able to elect to receive future annual reports or proxy statements by email. For information regarding electronic delivery of proxy materials for shares held in “street name” or in an employee benefit plan, you should contact your broker or other nominee.

Q:	What constitutes a quorum, and why is a quorum required?

A:

State law requires that we have a quorum of shareholders present in person or by proxy for all items of business to be voted at the 2023 Annual Meeting. The presence at the 2023 Annual Meeting, in person or by proxy, of the holders of a majority in voting power of the shares of common stock, Series A Preferred Stock and Series B Preferred Stock issued and outstanding and entitled to vote on the Record Date will constitute a quorum, permitting us to conduct the business of the 2023 Annual Meeting. Proxies received but marked as abstentions, if any, and broker non-votes (described below) will be included in the calculation of the number of shares considered to be present at the 2023 Annual Meeting for quorum purposes. If we do not have a quorum, then the person presiding over the 2023 Annual Meeting or the shareholders present at the 2023 Annual Meeting may, by a majority in voting power thereof, adjourn the meeting from time to time, as authorized by our bylaws, until a quorum is present.

54	2023 PROXY STATEMENT

Questions and Answers About Voting at the 2023 Annual Meeting and Related Matters

Q:	What am I voting on?

A:	Those entitled to vote are asked to vote on the following three proposals. Our Board’s recommendation for each of these proposals is set forth below:

Proposal	Board Recommendation

1. To elect ten directors for a one-year term expiring at the 2024 Annual Meeting of Shareholders	FOR

2. To ratify the appointment of KPMG LLP (“KPMG”) as our independent registered public accounting firm for the 2023 fiscal year	FOR

3. To approve, on an advisory basis, the compensation of our named executive officers	FOR

We will also consider other proposals that properly come before the 2023 Annual Meeting in accordance with our bylaws.

Q:	Is my vote confidential?

A:

Yes. We encourage shareholder participation in corporate governance by ensuring the confidentiality of shareholder votes. We have designated Broadridge Financial Solutions, Inc. as inspector to receive and tabulate shareholder votes. Your vote on any particular proposal will be kept confidential and will not be disclosed to us or any of our officers or employees except (1) where disclosure is required by applicable law, (2) where disclosure of your vote is expressly requested by you or (3) where we conclude in good faith that a bona fide dispute exists as to the authenticity of one or more proxies, ballots or votes, or as to the accuracy of any tabulation of such proxies, ballots or votes. Aggregate vote totals will be disclosed to us from time to time and publicly announced following the 2023 Annual Meeting.

Q:	What happens if additional matters are presented at the 2023 Annual Meeting?

A:

Our bylaws provide that items of business may be brought before the 2023 Annual Meeting only (1) pursuant to the Notice of 2023 Annual Meeting (or any supplement thereto) included in this proxy statement, (2) by or at the direction of the Board, or (3) by a shareholder of the Company who was a shareholder at the time proper notice of such business is delivered to our Corporate Secretary, who is entitled to vote at the meeting and who complies with the notice procedures set forth in our bylaws. Other than the three items of business described in this proxy statement, we are not aware of any other business to be acted upon at the 2023 Annual Meeting as of the date of this proxy statement. If you grant a proxy, the persons named as proxy holders, Russell A. Becker, Kevin S. Krumm and Louis B. Lambert, will have the discretion to vote your shares on any additional matters properly presented for a vote at the 2023 Annual Meeting in accordance with Delaware law and our bylaws.

Q:	How many votes are needed to approve each proposal?

A:	The table below sets forth, for each proposal described in this proxy statement, the vote required for approval of the proposal, assuming a quorum is present:

Proposal	Vote Required

1. To elect ten directors for a one-year term expiring at the 2024 Annual Meeting of Shareholders	The majority of votes cast

2. To ratify the appointment of KPMG as our independent registered public accounting firm for the 2023 fiscal year	The majority of votes cast

3. To approve, on an advisory basis, the compensation of our named executive officers	The majority of votes cast

2023 PROXY STATEMENT	55

Questions and Answers About Voting at the 2023 Annual Meeting and Related Matters

Q:	What if I am a registered holder and I return my proxy without making any selections?

A:

If you are a registered holder and sign and return your proxy card or voting instruction form without making any selections, your shares will be voted “FOR” all director nominees and “FOR” proposals 2 and 3. If other matters properly come before the 2023 Annual Meeting, Russell A. Becker, Kevin S. Krumm and Louis B. Lambert will have the authority to vote on those matters for you at their discretion. As of the date of this proxy statement, we are not aware of any matters that will come before the 2023 Annual Meeting other than those disclosed in this proxy statement.

Q:	What if I am a beneficial owner and I do not give the broker or other nominee voting instructions?

A:

If you are a beneficial owner and your shares are held in the name of a broker or other nominee, such nominee is bound by the rules of the NYSE regarding whether or not it can exercise discretionary voting power for any particular proposal if the broker has not received voting instructions from you. Brokers have the authority to vote shares for which their customers do not provide voting instructions on certain “routine” matters. A broker non-vote occurs when a broker or other nominee who holds shares for another does not vote on a particular item because the nominee does not have discretionary voting authority for that item and has not received voting instructions from the beneficial owner of the shares. Broker non-votes are included in the calculation of the number of votes considered to be present at the 2023 Annual Meeting for purposes of determining the presence of a quorum but are not considered a vote cast.

The table below sets forth, for each proposal described in this proxy statement, whether a broker can exercise discretion and vote your shares absent your instructions and if not, the impact of such broker non-vote on the approval of the applicable proposal:

Proposal	Can Brokers Vote Absent Instructions?	Impact of Broker Non-Vote

1. To elect ten directors for a one-year term expiring at the 2024 Annual Meeting of Shareholders	No	None

2. To ratify the appointment of KPMG as our independent registered public accounting firm for the 2023 fiscal year	Yes	Not Applicable

3. To approve, on an advisory basis, the compensation of our named executive officers	No	None

Q:	What if I am a participant in an employee benefit plan and I do not give the nominee voting instructions?

A:

If you are a participant in an employee benefit plan and you do not provide voting instructions (or your instructions are incomplete or unclear) as to one or more of the matters to be voted on, the unvoted shares in your account will be treated as follows:

•

The ESOP. The ESOP’s trustee will vote shares in your account with respect to each applicable proposal in the same proportion for which the trustee received timely, complete and clear voting instructions.

•

The APi Group 401(k) & Profit Sharing Plan and APi Group Safe Harbor 401(k) & Profit Sharing Plan. The trustee will vote shares in your account with respect to each applicable proposal in the same proportion for which the trustee received timely, complete and clear voting instructions.

•

The Vipond Inc. Employees’ Profit Sharing Plan. The intermediary will vote only those shares for which it received timely, complete and clear voting instructions. The intermediary will not vote unvoted shares in your account.

56	2023 PROXY STATEMENT

Questions and Answers About Voting at the 2023 Annual Meeting and Related Matters

Q:	What if I abstain on a proposal?

A:

If you sign and return your proxy card or voting instruction form marked “Abstain” on any proposal, your shares will not be voted on that proposal. Marking “Abstain” with respect to any of the proposals described in this proxy statement will not have any impact on the approval of the applicable proposal.

Q:	Can I change my vote or revoke my proxy after I have delivered my proxy card or voting instruction form?

A:	Yes.

If you are a registered holder, you may change your vote or revoke your proxy by (1) voting in person at the 2023 Annual Meeting, (2) delivering to the Corporate Secretary (at the address indicated below) a revocation of proxy or (3) executing a new proxy bearing a later date.

Corporate Secretary

APi Group Corporation

1100 Old Highway 8 NW

New Brighton, MN 55112

United States

If you are a beneficial owner, you must follow the instructions provided by your broker or other nominee to change your vote or revoke your proxy.

If you are a participant in an employee benefit plan, you may change your vote or revoke your proxy by executing a new proxy bearing a later date, prior to the voting cutoff date for the applicable plan.

Q:	If I am a registered holder or a beneficial owner and I plan to attend the 2023 Annual Meeting, should I still vote by proxy?

A:	Yes. Casting your vote in advance does not affect your right to attend the 2023 Annual Meeting.

If you vote in advance and also attend the 2023 Annual Meeting, you do not need to vote again at the 2023 Annual Meeting unless you want to change your vote. Please see the information above under “How do I vote?” for information on how to vote.

Q:	Am I entitled to dissenter’s rights?

A:	No. Delaware General Corporation Law does not provide for dissenter’s rights in connection with the matters being voted on at the 2023 Annual Meeting.

Q:	Where can I find voting results of the 2023 Annual Meeting?

A:

We will announce the voting results for the proposals at the 2023 Annual Meeting and publish final detailed voting results in a Form 8-K filed with the SEC within four business days after the 2023 Annual Meeting.

Q:	Who should I call with other questions?

A:	If you have any questions about this proxy statement or the 2023 Annual Meeting, or need assistance voting your shares, please contact our proxy solicitor, Morrow Sodali at 1-800-662-5200.

2023 PROXY STATEMENT	57

Appendix

APi Group Corporation

Reconciliations of GAAP to Non-GAAP Financial Measures

EBITDA and adjusted EBITDA (non-GAAP)

(Amounts in millions)

(Unaudited)

		For the Year Ended December 31,
		2022	2021

Net income (as reported)		$73	$47

Adjustments to reconcile net income to EBITDA:

Interest expense, net		125	60

Income tax provision		20	32

Depreciation and amortization		304	202

EBITDA		$522	$341

Adjustments to reconcile EBITDA to adjusted EBITDA:

Contingent consideration and compensation	(a)	9	(7)

Non-service pension benefit	(b)	(42)	—

Inventory step-up	(c)	9	—

Business process transformation expenses	(d)	22	35

Acquisition expenses	(e)	26	26

Recent acquisition transition expenses	(f)	95	—

Integration and reorganization expenses	(g)	9	—

Restructuring costs	(h)	30	—

(Gain) loss on extinguishment of debt, net	(i)	(5)	9

Divested businesses	(j)	—	(1)

COVID-19 relief at international subsidiaries, net	(k)	(2)	(2)

Corporate executive reorganization	(l)	—	6

Adjusted EBITDA		$673	$407

Notes:

(a)

Adjustment to reflect the elimination of the expense, or reversal of previously recorded expense, attributable to deferred consideration to prior owners of acquired businesses not expected to continue or recur.

(b)

Adjustment to reflect the elimination of non-service pension benefit, which consists of interest cost, expected return on plan assets and amortization of actuarial gains/losses of the pension programs assumed as part of the Chubb acquisition.

(c)	Adjustment to reflect the elimination of costs related to the fair value step-up of acquired inventory.

(d)

Adjustment to reflect the elimination of non-operational costs related to business process transformation, including system and process development costs and implementation of processes and compliance programs related to the Sarbanes-Oxley Act of 2002.

(e)	Adjustment to reflect the elimination of potential and completed acquisition-related expenses.

(f)	Adjustment to reflect the elimination of expenses associated with the transition of newly acquired businesses from prior ownership into APi Group.

(g)	Adjustment to reflect the elimination of expenses related to the integration and reorganization of newly acquired businesses.

(h)	Adjustment to reflect the elimination of expenses associated with restructuring programs.

(i)	Adjustment to reflect the elimination of (gain)/loss on extinguishment of debt resulting from early repayments and repurchases of long-term debt.

(j)	Adjustment to reflect the elimination of amounts related to businesses divested and classified as held-for-sale, inclusive of impairment charges and gain/(loss) on sale.

(k)	Adjustment to reflect the elimination of miscellaneous income in international subsidiaries related to COVID-19 relief, net of severance costs.

(l)	Adjustment to reflect the elimination of costs related to non-recurring severance related costs resulting from corporate leadership changes.

2023 PROXY STATEMENT	A-1

Global Reach of Our Workforce

We build lasting success at APi Group on a foundation of leadership, dedication to growth and a vision for excellence.

We are a global, market-leading business services provider of safety services and specialty services.

We provide statutorily-mandated and other contracted services to a strong base of long-standing customers across industries.

We have a winning leadership culture driven by an entrepreneurial environment that delivers innovative solutions for our customers.

Company Locations

Plan for Excellence When customers choose APi Group companies, they choose a legacy of trust and experience.
Safety Services Life Safety HVAC Services Security Monitoring	Specialty Services Infrastructure / Utility Specialty Contracting Fabrication Transmission Civil

API GROUP CORPORATION ATTN: LOUIS B. LAMBERT 1100 OLD HIGHWAY 8 NW NEW BRIGHTON, MN 55112-6447
SCAN TO
VIEW MATERIALS & VOTE
VOTING DEADLINES
For Participants in the APi Group, Inc. Employee Stock Ownership Plan:
You must vote these shares no later than 10:59 p.m. Central on June 6, 2023.
For Participants in (1) the APi Group 401(k) & Profit Sharing Plan and/or (2) the APi Group Safe Harbor 401(k) & Profit Sharing Plan:
You must vote these shares no later than 10:59 p.m. Central on June 12, 2023.
For Participants in the Vipond Inc. Employees’ Profit Sharing Plan:
You must vote these shares no later than 10:59 p.m. Central on June 14, 2023.
VOTING OPTIONS Vote By Internet
Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
During The Meeting—Go to www.virtualshareholdermeeting.com/APG2023
You may attend the meeting via the Internet and, except as noted in the proxy statement for the meeting, vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.
Vote By Phone—1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Have your proxy card in hand when you call and then follow the instructions.
Vote By Mail
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
Your vote must be received by the voting deadlines above.
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
V16751-P83189-Z83954-Z83955 KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY
API GROUP CORPORATION
The Board of Directors recommends you vote FOR the following proposals:
1. To elect ten directors for a one-year term expiring at the 2024 Annual Meeting of Shareholders:
Nominees: For Against Abstain
1a. Sir Martin E. Franklin For Against Abstain
2. To ratify the appointment of KPMG LLP as our
1b. James E. Lillie independent registered public accounting firm for the 2023 fiscal year.
1c. Ian G.H. Ashken 3. To approve, on an advisory basis, the compensation of our named executive officers.
1d. Russell A. Becker 1e. David S. Blitzer 1f. Paula D. Loop 1g. Anthony E. Malkin 1h. Thomas V. Milroy 1i. Cyrus D. Walker 1j. Carrie A. Wheeler
Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.
Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com
V16752-P83189-Z83954-Z83955
Notice of 2023 Annual Meeting of Shareholders
Proxy Solicited by Board of Directors for Annual Meeting — June 15, 2023
Non-Plan Shareholders
Russell A. Becker, Kevin S. Krumm and Louis B. Lambert, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of APi Group Corporation to be held on June 15, 2023 at 8:30 a.m. Central or at any postponement or adjournment thereof.
Shares represented by this proxy will be voted as directed by the shareholder. If no such directions are indicated, the Proxies will have authority to vote “FOR” the director nominees in Proposal 1 and “FOR” Proposals 2 and 3.
In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. Participants in Employee Benefit Plans
The undersigned participant in one or more of the Plans below hereby directs the Trustee for the applicable Plan(s) to vote all shares of Common Stock of APi Group Corporation allocated to the undersigned’s account under the Plan(s) at the 2023 Annual Meeting of Shareholders to be held on June 15, 2023 and at any adjournment thereof, upon such business as may properly come before the meeting, including the proposals described in the Proxy Statement, a copy of which has been received by the undersigned, and on matters incidental to the conduct of the meeting.
For Participants in the APi Group, Inc. Employee Stock Ownership Plan
You must vote these shares no later than 10:59 p.m. Central on June 6, 2023
For Participants in (1) the APi Group 401(k) & Profit Sharing Plan and/or (2) the APi Group Safe Harbor 401(k) & Profit Sharing Plan
You must vote these shares no later than 10:59 p.m. Central on June 12, 2023
For Participants in the Vipond Inc. Employees’ Profit Sharing Plan
You must vote these shares no later than 10:59 p.m. Central on June 14, 2023
Continued and to be signed on reverse side